EXHIBIT 10.41

LOANPAL SOLAR / STORAGE FINANCING PROGRAM AGREEMENT

dated as of

____

by and between

PARAMOUNT EQUITY MORTGAGE, LLC, DBA LOANPAL

and

INSTALLER:

Solarmax Renewable Energy Provider, Inc.

____

LOANPAL SOLAR / STORAGE FINANCING PROGRAM AGREEMENT

Preliminary Statement

This SOLAR / STORAGE FINANCING PROGRAM AGREEMENT (this "**Agreement**") is made as of4/3/2018 (the "**Effective Date**"), by and between Paramount Equity Mortgage, LLC, a California limited liability company, d/b/a Loanpal ("**Loanpal**") and Solarmax Renewable Energy Provider, Inc. a California Corporation ("**Installer**" and together with Loanpal, collectively, the "**Parties**" and each individually, a "**Party**"). Any capitalized terms not otherwise defined in this Agreement have the meaning set forth in Section 1.1

Recitals

A. Installer is in the business of identifying consumers interested in purchasing from Installer, and having Installer install, residential Solar Systems.

B. Loanpal is in the business of originating and providing loans to consumers that are used for the purchase and installation of Solar Systems pursuant to Loanpal's credit and collections policies.

C. Loanpal and Installer are entering into this Agreement to allow Installer to sell, to consumers whom Installer identifies, and install at such consumers' properties, residential Solar Systems, where the consumers will have the option to finance the installation price of such systems using loan products provided by Loanpal.

Agreement

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and agreements of the Parties expressed herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1.
DEFINITIONS

1.1 Definitions. Except as otherwise expressly provided herein, capitalized terms not otherwise defined in this Agreement have the meanings set forth below.

"**Add-on**" means work in addition to the installation of a Solar or Storage System, subject to the limitations on such work in the applicable Program Specification.

"**Affiliate**" means, as to an entity, any other entity that, directly or indirectly, owns or controls, is owned or controlled by or is under common ownership or control with such entity.

"**Agreement**" has the meaning set forth in the Preliminary Statement.

"**Amount Financed**" means an amount equal to the total costs for the Project as reflected on the Home Improvement Contract

"**Applicable Law**" means any applicable federal, state or local act, law, statute, ordinance, code, rule, regulation, mandatory Utility tariff, Permit, order, judgment, consent or approval of any Governmental Authority, and the provisions of any incentive or rebate offer of any Governmental Authority promoted by Installer to a Consumer, as such may be in effect at any relevant times.

"**Arbitration Rules**" has the meaning set forth in Section 9.2.

"**Bankruptcy Code**" has the meaning set forth in the definition of "**Event of Bankruptcy**."

"**Business Day**" means any day other than (a) a Saturday or Sunday or (b) any day national commercial banks are permitted

or required to close in the States of California, New York orTexas.

"**Closing Call**" means a call between a Consumer and Loanpal whose intent is to obtain Consumer feedback regarding the Program, Installer and Installer's participation in the Program, and to confirm such Consumer's understanding of the Program as it relates to such Consumer.

"**Confidential Information**" has the meaning set forth in Section 9.12.

"**Consumer**" means (a) the homeowner on behalf of all of the homeowners; (b) all homeowners; (c) trustee (if home is owned by a trust); or (d) Attorney-in-fact or agent authorized under a general or limited power of attorney for any of the foregoing who either own (or in the case of the Attorney-in-fact or authorized agent, acting on behalf of those who own) the property on or about the dwelling where a Project will be installed and who has either submitted, or on whose behalf, Installer has submitted, a Consumer Application or entered into a Home Solar/Storage Loan Agreement.

"**Consumer Acceptance**" has the meaning set forth in Section 3.3 .1.

"**Consumer Application**" means an application for a Consumer to receive credit approval for a Home Solar/Storage Loan Agreement.

"**Consumer Credit Offer**" means, with respect to a Consumer, an offer by Loanpal, as applicable, to extend credit to such Consumer.

"**Consumer Complaint**" means a verbal or written statement by or on behalf of a Consumer indicating dissatisfaction with such Consumer's loan, Project, the Installer, Loanpal, or the obligations of either Party to the Consumer, provided, that the oral expressions of dissatisfaction or grievance that are resolved promptly upon explanation of the facts to the satisfaction of the Consumer and without the need for any substantive redress are not considered Consumer Complaints for the purpose of this Agreement.

"**Consumer Disclosures**" means the Consumer Credit Offer and other disclosures and documents required to be delivered to each Consumer by Applicable Law.

"Delinquent Loan Agreement" means, with respect to any given Project, thirty days past due on any scheduled monthly payment.

"**Effective Date**" has the meaning set forth in the Preliminary Statement.

"**Electronic Device**" means a computer, laptop, tablet or similar electronic device with internet connectivity used for accessing email and/or the Software.

"**Event of Bankruptcy**" means with regard to an entity, that (a) the entity (i) institutes a voluntary case seeking liquidation or reorganization under any chapter of Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended (the "**Bankruptcy Code**"), or consents to the institution of an involuntary case thereunder against it, (ii) files a petition or consents or otherwise institutes any similar proceeding under any other applicable federal or state bankruptcy law, (iii) applies for, or suffers the appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers, (iv) makes a general assignment for the benefit of creditors, or (v) admits in writing its inability to pay its debts generally as they become due; or (b) an involuntary case is commenced seeking the liquidation or reorganization of such entity under the Bankruptcy Code or any similar proceeding shall be commenced against such entity under any other Applicable Law and such proceeding is not dismissed within 60 days; or (c) any other similar relief is granted against the entity under any Applicable Law.

"**Force Majeure Event**" means any event or circumstance that wholly or partly prevents or delays performance of any obligations arising under this Agreement, but only if and to the extent such event or circumstance is beyond the reasonable control of, and not the result of the negligence of, the Party seeking to have its performance obligation excused thereby, which event or circumstance, by the exercise of due diligence, such Party has been unable to prevent or overcome.

"**GAAP**" means generally accepted accounting principles as in effect from time to time in the United States.

"**Governing Documents**" means any charter or similar document adopted or filed in connection with the creation, formation or organization of a particular entity, all equity holders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of such entity, or relating to the rights, duties and obligations of the equity holders of such entity; and any amendment or supplement to any of the foregoing.

"**Governmental Authority**" means any federal, state, local or other governmental, regulatory or judicial agency, authority, or other entity having legal jurisdiction over the Parties, any Job Site or Installation or the ownership or operation of any Project, including any Utility. For the purposes of this Agreement, homeowners' or property owners' associations are considered entities having legal jurisdiction over the applicable Job Site or Installation.

"**Hazardous Material**" means any hazardous or toxic substance, waste or material, or any other substance, pollutant or condition that poses a risk to human health or the environment.

"**Home Improvement Contract**" means a contract substantially in one of the forms attached hereto as Exhibit D or in another form as a result of changes to such forms in accordance with Section 4.10

"**Indemnified Person**" has the meaning set forth in Section 7.4.

"**Indemnitor**" has the meaning set forth in Section 7.4.

"**Installation**" means, with respect to a given Project, the design, engineering, equipment procurement, supervision, provision of labor, materials, equipment, tools, construction equipment and machinery, utilities, transportation and procurement of all Permits as set forth in the Home Improvement Contract and Project Specifications applicable to such Project.

"**Installer**" has the meaning set forth in the Preliminary Statement.

"**Installer Account**" has the meaning set forth in Section 3.5.3.

"**Installer Default**" has the meaning set forth in Section 6.1.1.

"**Installer Indemnified Person**" or "**Installer Indemnified Persons**" has the meaning set forth in Section 7.2.

"**Installer Qualifying Information**" means the financial, credit, licensing and other information regarding Installer as requested by Loanpal from time to time pursuant to this Agreement

"**Installer Price**" means, with respect to a given Project, the Loan Amount less the Program Fee.

"**Job Site**" means the rooftop(s) or other property on or about the dwellings owned by a Consumer where the applicable Project will be installed and any other areas on such Consumer's property that such Consumer allows Installer to use, occupy or disturb in connection with performance of the applicable Installation, including for ingress and egress, laydown and temporary storage purposes.

"**Knowledge**" means, with respect to a particular fact or other matter after due inquiry, an individual is or should have become aware of such fact or other matter. A Person (other than an individual) shall be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a supervisor, manager, director, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

"**Loan Agreement**" means a contract substantially in one of the forms attached hereto as Exhibit E

"**Loan Amount**" means the amount equal to the price paid by a Consumer for a Project pursuant to a Home Improvement Contract, including any Add-on or adjustments for change orders.

"**Loan Funding Date**" means, with respect to a given Project, the date on which Loanpal has funded the Installer Price, in its entirety.

"**Loan Repurchase Price**" means, with respect to a given Project, the Installer Price.

"**Loan Termination**" has the meaning set forth in Section 6.1.3.

"**Loanpal**" has the meaning set forth in the Preliminary Statement.

"**Loanpal Default**" has the meaning set forth in Section 6.3.

"**Loanpal Indemnified Person**" or "**Loanpal Indemnified Persons**" has the meaning set forth in Section 7.1.

"**Losses**" means any and all liabilities (including, without limitations, liabilities arising out of the application of the doctrine of strict liability), obligations, losses, damages, penalties, fines, claims, penalties, actions, suits, judgments, costs, expenses and disbursements (including reasonable legal fees and expenses and reasonable costs of investigation).

"**Milestone**" has the meaning set forth in Section 3.5.2.

"**Milestone Approval**" has the meaning set forth in Section 3.5.2.

"**Milestone Rejection**" has the meaning set forth in Section 3.5.2.

"**Milestone Submission**" has the meaning set forth in Section 3.5.2.

"**Non-Warranty Repairs**" means with respect to a Solar System, any necessary repairs to a Solar System not covered by the Workmanship Warranty or Principal System Component manufacturer warranty.

"**NPI**" has the meaning set forth in Section 9.13.1.

"**Parties**" has the meaning set forth in the Preliminary Statement.

"**Permit**" means each and every national, regional and local license, authorization, certification, filing, recording, permit or other approval with or of any Governmental Authority, including each and every environmental, land use, construction or operating permit and any agreement, consent or approval from or with any Governmental Authority that is required by any Applicable Law or that is otherwise necessary for the performance of an Installation or for operation, maintenance and use of a Project.

"**Person**" means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

"**Pricing Specifications**" has the meaning set forth in Section 3.1.

"**Pricing Variables**" means variable terms (such as length of repayment periods and APR) that are included by Loanpal in the applicable Pricing Specifications.

"**Principal System Components**" means photovoltaic modules, inverters and/or batteries included in the Solar/Storage System.

"**Program**" has the meaning set forth in Section 2.1.

"**Program Fee**" means the program fee percentage set forth in the applicable Pricing Specification multiplied by the Loan Amount.

"**Program Specification**" has the meaning set forth in Section 3.1.2.

"**Project**" means the Solar System, plus any Add-Ons.

"**Project Specifications**" means the specifications for a Project, excluding Add-ons, and certain other terms and conditions for Loanpal's obligation to purchase or fund under a Loan Agreement, as applicable, and identified (a) generally as such on the Program Specification, and (b) specifically for a particular Solar System (i) as set forth in the Home Improvement Contract and (ii) submitted to Loanpal by Installer through the Software or other process approved by Loanpal. Project Specifications shall include at minimum the Principal System Components for the Solar System (manufacturer, quantity, nameplate capacity of modules, inverters and meters); the applicable Utility, the Solar System size, and the Amount Financed.

"**Representatives**" has the meaning set forth in Section 9.12.

"**Responsible Officer**" means the chief executive officer, chief financial officer or any other duly appointed officer of Installer.

"**Software**" means the Loanpal Software, the proprietary electronic application and funding platform and portal owned by Loanpal, and to be used by Installer and Loanpal in connection with this Agreement, to generate and exchange documentation and notices regarding the Program, including Consumer Applications, Project Specifications, Consumer Credit Offers, Loan Agreements and Consumer Disclosures.

"**Solar System**" means a photovoltaic energy generating system, that can consist of solar panels or modules, inverter(s), electricity storage system, energy efficient monitoring equipment and related equipment and wiring installed at a premise owned by the Borrower at the time of installation identified in the applicable Project Specifications.

"**Sub-Installer**" means (a) any party, not an employee, with whom Installer enters into an arrangement for the performance of any of Installer's obligation under this Agreement, whether that be some or all of the performance of the Installation of a Project or for the supply of labor or services to Installer in connection with the Installation of any Project, or Installer's other obligations, and (b) any party, not an employee, at any tier with whom any Sub-Installer has further subcontracted any part of any Installation or other of Installer's obligations hereunder.

"**Term**" means the term of this Agreement set forth in Section 2.2.

"**Territory**" means the states, utility service territories or other geographic areas where a Home Solar/Storage Loan Agreement is available as indicated in the Software. References to multiple "Territories," "any Territory" or "each Territory" are to the Territories identified in an active Program Specification for Installer on the Software from time to time.

"**Utility**" means the local public electric utility to which a Solar System will be interconnected.

"**Workmanship Warranty**" means the Installer's warranty provided by the Installer under the applicable Home Improvement Contract.

ARTICLE 2.

OVERVIEW AND TERM

2.1 Overview. This Agreement sets forth the terms and conditions pursuant to which Installer will identify potential Consumers and proposed Projects Installer has sold to such Consumers on credit under a Program Specification; and in

connection with such Consumers and proposed Projects, Loanpal shall have the opportunity to enter into Loan Agreements directly with such Consumers, in each case at the applicable Loan Amount (collectively, the "**Program**").

2.2 **Term.** The term of this Agreement commences as of the Effective Date and continues until terminated by either Party pursuant to Article 6 (the "**Term**").

ARTICLE 3.

PROGRAM OPERATIONS

3.1 **Pricing and Program Specifications.**

3.1.1 Pricing Specifications. Upon signing this Agreement, Loanpal and the Installer agree to the Pricing Specifications that describe the Program Fee and the range of Pricing Variables under which Loanpal is willing to offer to consumers Loan Agreements (as applicable) in substantially the form attached to Exhibit A ("**Pricing Specifications**"). These Pricing Specifications may change from time to time as outlined in Section 3.2.3.

3.1.2 Program Specification. Upon signing this Agreement, Loanpal and the Installer agree to the Program Specifications, in substantially the form attached to Exhibit B. The Program Specifications will (a) provide general terms and requirements for loans that will be offered to consumers for the Projects completed by the Installer, (b) define the conditions for Installer achieving each applicable Milestone, (c) set the deadlines for Installer achieving each applicable Milestone and completing Installation of Projects, (d) set forth the required Project Specifications, and (e) describe any other applicable terms. These Program Specifications may change from time to time as outlined in Section 3.1.3.

3.1.3 Right to Adjust Pricing and Program Specifications.

(a) Loanpal may from time to time, in its sole discretion, replace or change any existing Program Specifications or existing Pricing Specifications. Loanpal will provide written notice to the Installer 30 days prior to any change of either the Program Specifications or Pricing Specifications, and the revisions will be added to this agreement as an amendment to Exhibit A and/or Exhibit B.

(b) Such revised Program Specifications or Pricing Specifications shall apply to each Project where the date of the Consumer Credit Offer is on or after the effective date of the revised Program Specifications or Pricing Specifications.

3.2 **Underwriting.**

3.2.1 Consumer Application Submission and Review.

(a) Consumer Application Submission. With respect to each Consumer Application, Consumer shall (i) provide the required Consumer information, and that information should be entered into the Loanpal Software either directly, via API, or other means mutually agreed upon by the Parties (ii) ensure all information is complete and accurate (iii) submit such Consumer Application through the Software or by other method agreed to by Loanpal and the Installer.

(b) Consumer Authorizations. When submitting a Consumer Application, if the Installer collects and transmits to Loanpal any Consumer NPI, the Installer shall obtain and maintain, as required by Section 4.2.2, each Consumer's confirmed or recorded authorization for Loanpal to use NPI related to such Consumer to order a Consumer's credit report and evaluate such Consumer's credit and otherwise in connection with the Program.

3.2.2 Consumer Application Review.

(a) Loanpal shall respond to each Consumer Application in one of the following ways: (1) "Approved," (2) "Approved with Stipulations," (3) "Pending" or (4) "Declined" in accordance with the timeframes set

forth below:

(i) Loanpal shall, upon confirming that such Consumer Application is complete, review and respond to Installer and the applicable Consumer within 60 seconds (subject to normal electronic and Internet connectivity conditions).

(ii) If Loanpal responds to a Consumer Application with "Approved with Stipulations," Loanpal shall request additional information and documentation required from the Consumer or Installer in order for Loanpal to further consider such Consumer Application. Loanpal shall then make a determination as to the status of such Consumer Application within two (2) Business Days after Loanpal's receipt of such requested additional information and documentation.

3.2.3 Consumer Application Approval. If a Consumer Application is classified by Loanpal as "Approved" or "Approved with Stipulations":

(a) Loanpal shall provide to the Consumer the Consumer Credit Offer, any additional information or documentation needed from the Consumer in the case of "Approved with Stipulations", and applicable Consumer Disclosures that the applicable Consumer qualifies for based on the Pricing Variables.

(b) Installer agrees and acknowledges that each Consumer Credit Offer shall be (i) for an amount not to exceed the maximum amount specified therein; and (ii) valid, along with the associated Project Specifications, for the time period set forth in the applicable Program Specification., subject to Section 3.3.2.

(c) If a Consumer Credit Offer has expired, Loanpal's obligation to enter into Loan Agreement, as applicable, shall cease if the Installation for such Consumer Credit Offer has not been completed.

3.3 Consumer Acceptance.

3.3.1 Consumer Credit Offer.

(a) If a Consumer communicates to Installer its decision to purchase a Solar System from the Installer and accept the applicable Consumer Credit Offer from Loanpal:

(i) Installer shall (a) notify Loanpal of the Consumer's desire to accept the applicable Consumer Credit Offer and (b) provide the details contained in the Home Improvement Contract including but not limited to the final Loan Amount for such Consumer's Project;

(ii) Loanpal shall (a) generate the Loan Agreement, including other related documents and all required Consumer Disclosures, (b) send directly to Consumer via secured E-Mail, and (c) initiate and facilitate the Consumer's execution of such Loan Agreement.

(b) The date that Loanpal receives a completed and fully executed Home Solar/Storage Loan Agreement electronically executed by the applicable Consumer, associated with a Consumer Credit Offer, and any applicable statutory rescission period associated with such Loan Agreement has passed, and any other requirements as set forth in the Program Specification have been met, shall be the "**Consumer Acceptance**" for such Consumer Credit Offer.

(c) Upon the occurrence of Consumer Acceptance for a Loan Agreement, subject to Section 3.3.2:

(i) Loanpal shall notify Installer that the Consumer has executed the Home Loan Agreement, hereby granting Installer notice to proceed to installation; and

(ii) Loanpal shall be obligated to fund such Loan Agreement with the applicable Consumer; in each case, on the terms set forth in this Agreement, the applicable Program Specification, pursuant to the

applicable Project Specifications, and subject to Section 3.3.2.

3.3.2 Expiration of Consumer Credit Offer. Any Consumer Credit Offer shall automatically expire (i) as provided in the applicable Program Specification, or (ii) if any Milestone completion deadline (as set forth in the Program Specification) is not met. Upon request by Installer to Loanpal, Loanpal may in its sole discretion extend a Consumer Credit Offer as set forth in such Program Specification. Installer may reinitiate the Consumer Application process for a Consumer, with Consumer consent, if the associated Consumer Credit Offer has expired and not been extended.

3.3.3 Consumer / Solar System UCC Filings. Installer acknowledges and agrees that Loanpal may file or cause to be filed financing statements and fixture filings in the name of Loanpal with respect to a Solar System associated with a Consumer Application, at any time after the applicable Loan Funding Date.

3.4 Installer Installation of Projects.

3.4.1 Installation. Installer shall be solely responsible for the Installation for each Project. The Installation includes all facilities, items and services, even if not specifically identified herein, that are necessary to complete such Project in accordance with the Home Improvement Contract and/or other requirements of this Agreement.

3.4.2 Change Orders. Installer shall provide notice of any change orders to a Home Improvement Contract promptly to Loanpal through the Software, or by other process approved by the Parties. In the event of a change to the Home Improvement Contract that results in a change to the Amount Financed set forth in a Loan Agreement, Installer shall be required to submit a request to cancel the Loan Agreement, and after cancellation (if approved by Loanpal), shall repeat the steps outlined in Section 3.3.1 above in order to generate and submit a new Loan Agreement reflecting such terms.

3.4.3 Force Majeure Events. Notwithstanding the foregoing, any Milestone associated with the Installation schedule for a Project may be extended up to an additional 90 days (or longer, if approved by Loanpal in its reasonable discretion), due to the occurrence and continuance of a Force Majeure Event affecting such Project. Installer shall give notice to Loanpal of the occurrence and continuance of a Force Majeure Event promptly upon receiving any notice, or having any Knowledge thereof, and shall keep Loanpal advised on a current basis of the expected impact of such Force Majeure Event upon its schedule for performance. Installer shall use all commercially reasonable efforts to promptly alleviate such Force Majeure Event and its impact.

3.4.4 Job Site Supervision and Personnel. Installer shall be solely responsible for supervising and directing each Installation, and shall be solely responsible for and have exclusive control over the means, methods, techniques, sequences and procedures employed. Installer shall ensure that all persons performing each Installation are skilled in the tasks assigned to them and have active appropriate licenses and posted license bonds, if applicable.

3.4.5 Sub-Installers.

(a) Consent Not Required for Installation Sub-Installers. Subject to Section 3.4.5(b), Installer may use and engage Sub-Installers (including engineers or the supply of labor or services) to perform some or all of the Installation without Loanpal's approval; and

(b) Installer shall be solely responsible for the performance of all of its obligations under this Agreement, and for paying each Sub-Installer amounts due to such Sub-Installer, and nothing contained herein shall obligate Loanpal to pay any Sub-Installer for any of the obligations performed by such Sub-Installer or taxes or withholdings related to such obligations performed by any such Sub-Installer. No Sub-Installer is intended to be, nor shall any such Sub-Installer be deemed to be, a third-party beneficiary of this Agreement or an agent, employee, Installer, joint venture or partner of Loanpal. Installer shall cause all Sub-Installers to comply with the terms of and standards of performance set forth in this Agreement applicable to Installer. Installer shall ensure that all Sub-Installers are in compliance with all license and bonding requirements applicable to the obligations of Installer to be performed by them in accordance with Applicable Law. Installer agrees to cause all Sub-Installers to maintain, and comply with, the

same insurance requirements as Installer. Installer shall be solely responsible for the employment, control, actions, liability and conduct of its Sub-Installers, including the compliance with the terms of this Agreement.

3.4.6 Quality Assurance of Project. Each Project shall be subject to commercially reasonable quality assurance review by Loanpal or any third party appointed by Loanpal, as determined by Loanpal from time to time. Loanpal may request within 10 business days after the end of each month the Installer shall provide Loanpal with all Permits, Final System Designs, and PTO documentation, if applicable, for all loans funded the previous month.

3.5 Payments for Loan Agreements.

3.5.1 Determining Payment Amounts. The Installer Price shall be calculated by applying the fees, rates and information set forth in the applicable Program Specification, Pricing Specification and Project Specifications, to the Amount Financed.

3.5.2 Milestones.

(a) Each Program Specification shall set forth milestones for completion of each Installation and Project (each, a "**Milestone**").

(b) Installer shall notify Loanpal via the Software upon completing each Milestone for a Project as provided in this Section 3.5.2 (a "**Milestone Submission**") (except that Consumer Acceptance shall be as provided in Section 3.3.1).

(c) As of the date of each Milestone Submission to Loanpal, Installer shall be deemed to certify to Loanpal that each of the representations and warranties in Article 5 is true and correct, including with respect to the applicable Project. Within one (1) Business Day of receipt of a Milestone Submission, Loanpal shall review and notify Installer via the Software whether such Milestone, as described in the Program Specification, has been met ("**Milestone Approval**") or is deficient (each, a "**Milestone Rejection**").

(d) In the event of a Milestone Rejection, Installer may resubmit the Milestone Submission upon curing any deficiency, so long as such resubmission is made within the applicable Milestone completion deadline.

(e) If Milestone Approval does not occur by the applicable deadline set forth in the Program Specification for a Project (other than due to Loanpal's failure to comply with its obligations under the Agreement), Loanpal may exercise its remedies set forth in Article 6; and/or the Consumer Credit Offer shall expire.

3.5.3 Loanpal Payments. Within one (1) Business Day after Loanpal has issued a Milestone Approval for a Project pursuant to Section 3.5.2 that is associated with a payment, Loanpal shall pay or fund (as applicable) the Installer Price, in immediately available funds, to Installer at the account designated by Installer on Exhibit C (the "**Installer Account**"). Installer may change the Installer Account direction from time to time upon five (5) business days' written notice to Loanpal by providing an updated Exhibit C.

3.5.4 Effect of Payments.

(a) Loan Agreements. Any funding of a Loan to Installer shall, regardless of any fees or setoff retained by Loanpal as permitted under this Agreement, be deemed a funding of the Amount Financed for such Loan to the applicable Consumer and such Consumer's payment of such amount to Installer in full satisfaction of the installation price of the applicable Project as set forth in the applicable Home Improvement Contract.

3.5.5 Right to Setoff. Loanpal shall have the right to set off amounts due and owing by Installer, including amounts for removal of liens, against any amounts owed by Loanpal to Installer under this Agreement, regardless of whether such amounts relate to the same or different Projects or Loan Agreements.

3.6 Closing Call. Loanpal hereby reserves the right to perform a Closing Call following the Loan Funding Date for any

such Consumer. If any material Consumer Complaint is brought forth by the Consumer as part of the Closing Call, Loanpal shall promptly notify Installer. Installer will use commercially reasonable efforts to promptly remedy such Consumer Complaint.

3.7 **Production Data**. Installer agrees to provide to Loanpal with a standard quarterly operating report containing system level production data as specified in the Program Agreement within ten (10) business days of the end of every quarter. In addition, within five (5) business days of Loanpal's request, Installer will provide Loanpal with system-level production data regarding specific Consumers with Delinquent Loan Agreements.

ARTICLE 4.

INSTALLER COVENANTS

4.1 **Notice of Relevant Events.**

4.1.1 Litigation. Each party shall promptly inform the other party of any litigation, action, investigation, material Consumer Complaint, event or proceeding that is pending or has been threatened, in either case of which it has Knowledge, that: (a) arises under or relates to this Agreement, any of the transactions under this Agreement or any of Installer's, any Sub-Installer's, or Loanpal's licenses or Permits required for performance under this Agreement, (b) if adversely resolved, would (i) have a material adverse effect on any Loan Agreement, Home Improvement Contract, or related Project; (ii) have a material adverse effect on the ability of Loanpal, Installer, or Sub-Installers or any of their Affiliates to perform their respective obligations under this Agreement; (iii) have a material adverse effect on Installer or Loanpal; or (iv) constitute or result, if true, in a material breach of any representation, warranty, covenant or agreement set forth in this Agreement. Any information provided by Installer pursuant to this Section 4.1.1 shall be deemed Installer Qualifying Information.

4.1.2 Change in Circumstances. Each party shall promptly inform the other Party upon receiving any notice of, or having any Knowledge of (a) any failure by such Party to comply with its obligations hereunder, or (b) any material misrepresentation, falsity or deficiency in any documentation or materials submitted by such Party to a Consumer hereunder (including any subsequent events that have caused a Loan Agreement or other document hereunder to become incorrect, false, or deficient) or (c) any material change in Installer Qualifying Information that Installer previously provided to Loanpal. Any information provided by Installer pursuant to this Section 4.1.2 shall be deemed Installer Qualifying Information.

4.1.3 Licenses and Registrations. Installer shall identify to Loanpal all licenses and registrations, including the license and registration number if applicable, required for the performance of Installer's obligations for each Installation. Upon Loanpal's request, Installer shall deliver evidence satisfactory to Loanpal from the applicable state licensing board that Installer is in good standing and is not subject to any liens, litigation, or material complaints before such licensing board. Any information provided by Installer pursuant to this Section 4.1.3 shall be deemed Installer Qualifying Information.

4.1.4 Breach of Reps and Warranties. Installer shall notify LoanPal within five (5) business days after becoming aware of any representations or warranties in Article 5 not being true or correct when made.

4.2 **Compliance With Applicable Law; Performance in English and Spanish.**

4.2.1 Each Party shall perform all activities in connection with this Agreement and the Program, including all advertising and promotion activities, (a) in compliance with each Home Improvement Contract, each Loan Agreement, and Applicable Law, (b) making no unreasonable or deceptive claims, and (c) only in English or Spanish languages, unless otherwise approved by Loanpal. Installer shall ensure that each Home Improvement Contract is in clear and understandable terms and contains a full, complete and accurate description of the Project and Installation in compliance with Applicable Law. Without limiting the generality of its obligations hereunder, Installer shall not

discriminate against any Consumer on any basis prohibited by Applicable Law and Installer shall not use or disclose any information relating to Consumers in violation of Applicable Law.

4.2.2 Each party shall provide the other Party with all records and information requested by such party in order to investigate or address any material Consumer Complaint related to the other Party. Each party shall maintain paper copies (when used) or copies of electronic images of its submissions and invoices and other records pertaining to any transaction covered by this Agreement for such time and in such manner as Loanpal or any Applicable Law may require, but in no event less than (x) two years from the date of submittal of any Consumer Applications with respect to any Consumers that do not receive a Consumer Credit Offer or (y) seven years from the date of submittal of any Consumer Applications or invoices with respect to any Consumers that receive a Consumer Credit Offer.

4.2.3 Installer shall not advertise or promote any Loanpal product or service without prior written approval of Loanpal. Subsequent to Loanpal's initial review and approval of any advertisements or promotions of Loanpal's product or service, Loanpal will need to review any of the Installer's advertisements or promotions that are materially different than the initial advertisements or promotions of Loanpal's product or service that Loanpal has already reviewed and approved.

4.3 **Agency**. Installer shall not, and shall not permit any Sub-Installer to, represent that it is an agent or employee of Loanpal. Loanpal shall not represent that it is an agent or employee of Installer.

4.4 **Representations to Consumers Regarding Projects**. Installer (a) shall not, and shall not permit any Sub-Installer to, (i) make any misrepresentations regarding the performance of the Projects; or (ii) make any representations regarding the performance of the Projects, including energy savings, that are not provided by or reasonably related to and consistent with those provided by the equipment manufacturer(s); and (b) shall in all cases ensure that all representations it or any Sub-Installer makes are in accordance with good solar industry practice. Installer shall not, and shall not permit any Sub-Installer to, provide any Consumer with any warranty that is not expressly set forth in the applicable Home Improvement Contract. Installer shall not allow any of its employees or representatives, or the employees or representatives of its Sub-Installers, to make any verbal representations concerning these matters that go beyond the applicable written materials and representations provided to Consumers.

4.5 **No Exclusivity**. Installer shall not, and shall cause each Sub-Installer not to, represent that it is the exclusive provider of services under the Program. Loanpal shall not represent that it is the exclusive provider of loan products to customers of Installer.

4.6 **Monitoring and Ownership Support Services**.

4.6.1 Monitoring. Installer shall ensure that each Solar System meets the performance and production monitoring requirements set forth on the Program Specification.

4.6.2 Ownership Support Services. During the term of the Workmanship Warranty, Installer shall provide the following ownership support services to the Consumer, at no additional cost to such Consumer or Loanpal.

(a) *Consumer Warranty Claim Assistance*: Remotely diagnose, investigate on site and resolve, as applicable, any Consumer concern (including but not limited to system performance) that may result in a Workmanship Warranty claim or Principal Solar System Component manufacturer warranty claim.

(b) *Warranty Claim Response Times*: Respond to Consumer requests for Solar System claims where the Solar System is not functioning (critical claims) within five (5) Business Days.

(c) *Non-Warranty Repairs*. Identify to Consumer any Non-Warranty Repairs. This may include providing to the Consumer a quotation for performance of such repairs by Installer (if applicable and appropriate in the circumstances), or advice as to the type of repairs necessary, the likely cost to the Consumer, and possible service providers. Prior to performing Non-Warranty Repairs, obtain written consent (in accordance with Applicable Law) from the Consumer as to the scope of work and associated cost to the Consumer. Installer is solely responsible for collecting

any payments from the applicable Consumer for any Non-Warranty Repairs.

(d) *Other*. Provide any other warranty or support services as set forth in the Program Specification.

4.7 Warranties.

4.7.1 Workmanship Warranty. Installer shall:

(a) Warrant to the Consumer that each Solar System has been installed in accordance with the warranties specified in the Home Improvement Contract, which shall not be less than the following minimum warranty standards:

(i) Workmanship Warranty = 10 years

(ii) Roof Penetration Warranty = 5 years

(b) Warrant to the Consumer that the components of the Solar System shall have no less than the following minimum manufactures warranty standards, which such warranties shall be transferred to the Consumer:

(i) Inverter Product Warranty = 10 years

(ii) Module Product Warranty = 10 years

(iii) Module Performance Warranty = 25 years

(iv) Battery Product Warranty = 10 years

(c) Cause the Workmanship Warranty in each Home Improvement Contract to:

(i) With respect to the Solar System:

(1) Provide that all goods, services, equipment, parts and materials used in connection with the installation of the applicable Solar System (i) are free from any defects in design, materials, workmanship and manufacturing, except with respect to Principal System Components and (ii) are new, unused and undamaged at the time of Installation.

(2) Provide that the Installation (i) conforms to all Applicable Laws, (ii) has been performed in accordance with the terms and conditions set forth in the applicable manufacturer's warranties for Principal System Components and (iii) is free from any defects in construction, installation and workmanship.

(ii) With respect to the Add-ons: contain commercially reasonable and market terms.

4.7.2 Support for Manufacturer's Warranties.

(a) During the term of the applicable Workmanship Warranty for each Home Improvement Contract, Installer shall use commercially reasonable efforts to support the enforcement of manufacturer's warranties for Principal System Components by any Consumer or carry out enforcement of such warranties on behalf of such Consumer, if requested and at Consumer's expense to the extent not covered by such manufacturer's warranty.

(i) Installer shall promptly notify Loanpal in regards to any manufacturer that is not honoring the warranty of any Principal System Components ever used by Installer on any Project.

(b) For the avoidance of doubt, nothing in this Section obligates Installer to assume any obligations under a manufacturer's warranty for Principal System Components; however, Installer shall bear the cost of removal and

replacement of Principal System Components covered by manufacturer warranty where required by Applicable Law, Utility tariff or Rebate Program.

4.7.3 Consumer Project Performance Inquiry. During the term of the applicable Workmanship Warranty, Installer shall respond to all Consumer inquiries regarding the Project and specifically Solar System performance, with prompt attention given to those that may result in a Workmanship Warranty claim or manufacturer's warranty claim. Without limiting Installer's obligations under the Workmanship Warranty, Installer shall assist in the diagnosis of all Solar System performance issues, and should Installer determine that the problem requires an on-site assessment, Installer will promptly do so. Installer will provide the applicable Consumer with the assessment of the cause of the performance issue and options available to such Consumer (including those that may require such Consumer to pay for any part, or all of the repair cost) to return such Solar System to its expected operating condition.

4.7.4 Installer Failure to Perform. If Installer fails to comply with its Workmanship Warranty obligations owed to a Consumer, Loanpal shall have the right, without limiting any other remedies Loanpal may have at law or equity arising from Installer's failure, to perform such obligations and Installer shall reimburse Loanpal for the costs of such performance.

4.8 Maintenance of Insurance. During the Term of this Agreement and thereafter for so long as Installer has any obligations to Loanpal, Installer shall maintain at its expense general liability insurance and workers' compensation insurance in such amounts and in such forms as are commercially reasonable for a business of Installer's nature. If requested by Loanpal, Loanpal and other parties identified by Loanpal, shall be named as an additional insured under each policy. If requested by Loanpal, Installer shall provide Loanpal with a certificate of insurance evidencing such insurance coverage and renewals thereof. Installer shall notify Loanpal in writing if any required insurance policy is not renewed within 15 days of the renewal deadline. Any insurance certificates or information provided by Installer pursuant to this Section shall be deemed Installer QualifyingInformation.

4.9 Installer Financial Statements. Installer shall deliver to Loanpal, if not publicly available, (a) as soon as available after the current fiscal year, and each subsequent fiscal year, and (b) upon request by Loanpal after the end of a fiscal quarter, a balance sheet and related statements of operations, cash flows and owners' equity, in each case (x) showing the financial position of Installer as of the close of such fiscal year or quarter, as applicable, and the results of its operations during such year or quarter, as applicable, (y) with respect to a fiscal year, audited or reviewed by a certified public accountant, and (z) fairly presenting, in all material respects, the financial position and results of operations of Installer at the dates indicated in conformity with GAAP. Any information provided by Installer pursuant to this Section shall be deemed Installer Qualifying Information.

4.10 Home Improvement Contracts. Installer shall have any form of home improvement contract it intends to use for the Program (including, for the avoidance of doubt, any revision or modification to a home improvement contract previously used in the Program) certified by a Responsible Officer as having been reviewed by Installer's counsel and determined to comply with all Applicable Laws (including laws requiring filing with or approval by any Governmental Authority) for each Territory, the Warranty and ownership support services requirements of this Agreement, and the requirements of the Program Specification (each such contract or revision, a "**Home Improvement Contract**"), provided that Installer shall provide each such Home Improvement Contract to Loanpal and Loanpal may review such Home Improvement Contract and, at its reasonable discretion, determine that such Home Improvement Contract is ineligible to be used in the Program. Installer shall ensure that each Home Improvement Contract executed by a Consumer is identical to the applicable form Home Improvement Contract submitted to Loanpal pursuant to the foregoing process.

4.11 Review of Installer Qualifications. Installer shall, from time to time, provide information and documentation reasonably requested by Loanpal to confirm Installer's eligibility to continue in the Program, including, but not limited to, copies of then current licenses, registrations and insurance certificates, sale and marketing material, and any financial statements provided pursuant to Section 4.9.

4.12 Qualifications and Training of Sales and Installation Employees. Installer's sales and Installation employees are duly qualified, registered and licensed, and have received training for their respective positions commensurate with

customary industry practice. Loanpal's sales and underwriting employees are duly qualified, registered and licensed (where applicable), and have received training for their respective positions commensurate with customary industry practice.

4.13 **Liens and Encumbrances:** Installer shall not permit to exist any lien, charge or encumbrance on, either (a) any Project financed by a Loan Agreement or (b) all other fixtures, maintenance supplies, tools, equipment and the like that are appurtenant to, or used in the operation of, such Project, so that the applicable Consumer will own such Project, fixtures, maintenance supplies and equipment free and clear of any mortgages, liens, charges, encumbrances or mechanics' liens arising or that might arise by, through or under Installer or Sub-Installers. Notwithstanding the foregoing, if the applicable Program Specification provides for any interim Milestones, the foregoing shall not apply to liens arising in respect of work on the Project that has not been completed as of the achievement of any such interim Milestone, which liens shall be released upon achievement of the final Milestone.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES

5.1 **Both Parties Representations and Warranties**. Both Parties represent and warrant to the other as follows, as of (a) the Effective Date, (b) the date of any Consumer Application; and (c) the date on which Installer achieves any Milestone:

5.1.1 Organization and Qualification. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is authorized to do business and in good standing in the Territory in which the applicable Project is located and has the lawful power to engage in the business it presently conducts and contemplates conducting.

5.1.2 Power and Authority. It has the power to make and carry out this Agreement and to perform its obligations hereunder and all such actions have been duly authorized by all necessary proceedings on its part.

5.1.3 Licenses. It is duly licensed, as required by Applicable Law, to perform its obligations under this Agreement.

5.1.4 No Conflicts. The execution, delivery and performance of this Agreement will not conflict with, result in the breach of, constitute a default under or accelerate performance required by any of the terms of its Governing Documents or any Applicable Law or any covenant, agreement, understanding, decree or order to which Installer is a party or by which it or any of its properties or assets is bound or affected.

5.1.5 Enforceability; Validity; and Binding Effect. This Agreement constitutes the valid and binding obligation of the parties, enforceable against each party in accordance with its terms.

5.1.6 Bankruptcy. No Event of Bankruptcy has occurred with respect to either party or any of its Affiliates.

5.1.7 Compliance with Laws. Each Party is and will continue to be in compliance with all applicable lending, consumer finance, consumer protection and other applicable laws relating to the activities it is obligated to perform pursuant to this Agreement (including related marketing activities) and that is possesses any licenses or authorizations needed to engage in the activities contemplated by this Agreement.

5.2 **Representations and Warranties Respecting Each Loan Agreement and Project**. With regard to each Customer Application and/or project, Installer represents and warrants to Loanpal as follows, as of (a) the date on which Installer submits the Consumer Application (b) the date on which Installer achieves any Milestone for that project; or (c) such other date to which a given representation and warranty refers, as applicable:

5.2.1 Accuracy of Installer Submitted Information. To the best of Installer's Knowledge, (a) as of the date of the applicable Consumer Application to Loanpal, the information provided by Installer with respect to such Consumer Application is true, correct and complete in all material respects and (b) as of the date of the applicable Milestone submission, Installer has no reason to believe the information provided in the applicable Consumer Application is or has become incorrect, false, or deficient.

5.2.2 No Defaults. Installer is not in default under and has no Knowledge of any default by any other party under the applicable Home Improvement Contract.

5.2.3 Applicable Contracts. Each of the applicable Home Improvement Contract is in compliance with Section 4.10, is in full force and effect and Installer has no Knowledge of any breach, default or event of default thereunder.

5.2.4 No Defenses to Payment. Installer is not aware of and has no Knowledge of any defenses to payment by the Consumer under the applicable Loan Agreement (other than the proper completion of the applicable Installation with respect to the applicable Milestone).

5.2.5 Cash Prices Are Market Prices. The purchase price for each Project associated with a Loan Agreement represents a fair retail price for the design, procurement and installation of the applicable Project, including any Add-ons, and is no higher than the price that Installer would charge for an equivalent project sold for cash or sold on credit outside of the Program.

5.2.6 Conditions Precedent to Each Milestone. All of the conditions to the applicable Milestone set forth in the applicable Program Specification have been satisfied.

5.2.7 No Litigation or Consumer Complaint. There is no litigation or unresolved Consumer Complaints associated with the Project.

5.2.8 No Other Financing Arrangements. To Installer's Knowledge, the applicable Home Solar/Storage Loan Agreement is the sole source of financing for the purchase of the applicable Project.

5.2.9 Disclosure to Loanpal and Consumers. No financial or other information provided by Installer to Loanpal or the applicable Consumer in connection with the Project, the Loan Agreement, the Home Improvement Contract or any other document related to such Project, including statements regarding energy savings, cost savings and eligibility for rebates or tax benefits, as of the date such information was provided, contained any untrue statement of a material fact or omitted a material fact necessary to make the information provided not misleading in light of all the circumstances existing at the date the information was provided. Installer has no Knowledge of any circumstances that would cause such information to be materially misleading.

5.2.10 Assistance with Delinquent Loan Agreements: Installer shall make commercially reasonable efforts to assist Loanpal in making current any Delinquent Loan Agreements, including but not limited to turning off the Solar System when Loanpal deems in its sole discretion such action is necessary. When possible and when supported by the technology and components of the Solar System, Installer shall remotely turn off the Solar System of such Delinquent Loan Agreement within a reasonable amount of time after receiving notification from Loanpal to turn the system off. In the event that the technology of the given Solar System is not capable of being turned off remotely, Installer shall provide an estimate of the cost to physically roll a truck to the Consumer's address on which the Solar System has been installed. Loanpal, in its sole discretion, will decide whether to contract Installer to roll a truck and physically disconnect such Solar System, and will reimburse Installer at cost for such action. Installer shall disconnect such Solar System within a reasonable amount of time after Loanpal's notification of its decision to have Installer roll out a truck to disconnect the Solar System.

5.2.11 No Adverse Selection: No selection procedures reasonably believed by the Installer to be adverse to Loanpal were utilized in selecting any Consumer in respect of such Project, and each Project sold to Loanpal has not been selected in a manner that would be more adverse to the Loanpal than to any such other entity and its creditors.

5.2.12 No Second Pass at Credit Approval: Such Consumer has not been rejected, refused or otherwise declined by Installer or any of Installer's financing partners for a substantially similar product.

5.2.13 Warranty and Workmanship Obligations: During the term of the Loan Agreement, the Installer will continue to honor all warranty and workmanship obligations as outlined in Section 4.7.

5.2.14 Insurance: Installer's General Liability Insurance is in effect as outlined in Section 4.8.

ARTICLE 6.

DEFAULT, SUSPENSION AND TERMINATION

6.1 Default by Installer.

6.1.1 General. It shall be an event of default by Installer (each, a "**Installer Default**") if: (a) Installer fails to make or cause to be made any undisputed payment due and payable to Loanpal and such failure continues for ten (10) Business Days after notice by Loanpal to Installer of such failure; (b) an Event of Bankruptcy has occurred with respect to Installer or Installer has stated in writing that it is no longer able to meet its financial obligations in due course; or (c) any of Installer's representations or warranties in Article 5 were not true and correct when made or Installer breaches any covenants in this Agreement.

6.1.2 Loanpal Remedies Upon Default. Without limiting any other remedies Loanpal may have under this Agreement or under Applicable Law, with notice to Installer, Loanpal may terminate this Agreement immediately upon the occurrence and during the continuance of an Installer Default referenced in Section 6.1.1. Upon any termination by Loanpal pursuant to this Section 6.1.2, Loanpal shall have the option, but not the obligation to: (x) fund any existing Loan Agreements for which the payment for the final Milestone has not been made to Installer, or (y) enter into and fund any Loan Agreements relating to outstanding Consumer Credit Offers that were issued prior to the date of such termination. Effective immediately upon receipt of any notice of termination hereunder, Installer shall not initiate any new Consumer Applications, and Loanpal shall not review any new Consumer Applications or issue any new Consumer Credit Offers. Any Loan Agreements funded and Projects installed after the effective date of a termination as provided in this Section 6.1.2 shall continue to be subject to this Agreement to the extent the provisions of this Agreement survive termination as provided in Section 9.11.

6.1.3 Termination of Loan Agreements. If (i) Loanpal has terminated this Agreement pursuant to Section 6.1.2 and Loanpal elects not to fund an existing Loan Agreement that has not already reached a Loan Funding Date or (ii) Installer fails to achieve a substantial completion of Installation per the Program Specifications; Loanpal shall provide notice of such termination to Installer (a "Loan Termination") and will no longer be obligated to fund the terminated Project.

6.1.4 Loanpal's election to Loan Termination pursuant to this section shall not operate as a waiver of any of its rights to pursue Installer for any other remedy that may be available to Loanpal under this Agreement or under Applicable Law.

6.2 Repurchase of Funded Loans.

6.2.1 In the event that any of the Installer's representations or warranties in Article 5 were not true and correct when made, the Installer shall be required to repurchase any and all funded loans that fall under the purview of said breach in representation or warranty at the applicable Loan Repurchase Price, with respect to such funded loans.

6.2.2 In the event that the Utility does not grant Permission to Operate within the deadline specified in the Program Specification, the Installer shall be required to repurchase such funded loan at the applicable Loan Repurchase Price.

6.2.3 Upon receipt of funds from the Installer in respect of the Loan Repurchase Price paid in full, LoanPal shall authorize the release of the related loan File and shall transfer its interest in such repurchased loan to Installer on an "AS-IS," "WHERE-IS" basis, without any representations or warranties, other than that LoanPal has is selling such loan to the Installer free and clear of any Liens created by or through LoanPal. Any repurchase by Installer pursuant to Section 6.2 shall be made by wire transfer to the bank account designated by LoanPal unless set off per Section 3.5.5.

6.3 **Default by Loanpal**. It shall be an event of default by Loanpal (each, a "**Loanpal Default**") if: (a) Loanpal fails to make or cause to be made any undisputed payment due and payable to Installer and such failure continues for ten (10) Business Days after notice by Installer to Loanpal of such failure; (b) an Event of Bankruptcy has occurred with respect to Loanpal or Loanpal has stated in writing that it is no longer able to meet its financial obligations in due course; (c) any of Loanpal's representations or warranties in Article 5 were not true and correct when made in any material respect, and failure is not remedied within fifteen (15) days of notice of its failure from Installer, or (d) Loanpal breaches any covenants in this Agreement and fails to cure its breach within fifteen (15) days of receiving notice of its breach from Installer. Without limiting any other remedies Loanpal may have under this Agreement or under Applicable Law, with notice to Loanpal, Installer may terminate this Agreement immediately upon the occurrence and during the continuance of a Loanpal Default in this Section 6.3. Upon any such termination by Installer, then-outstanding Consumer Credit Offers and Loan Agreements shall be addressed as provided in Section 6.5.

6.4 **Termination for Convenience**. Either Party may terminate this Agreement upon 90 days' prior notice to the other Party. Upon any such termination, neither Party shall have any further obligation to the other hereunder, except as otherwise provided in Section 9.11 and Section 6.5. Upon any such termination, then-outstanding Consumer Credit Offers and Loan Agreements shall be addressed as provided in Section 6.5.

6.5 **Effect of Termination on Pending Projects**. In the event that either Party terminates this Agreement pursuant Sections 6.3 or 6.4, Loanpal shall remain obligated to: (a) fund any existing Loan Agreements that have achieved Consumer Acceptance but have not already been funded, or (b) enter into any Loan Agreements relating to outstanding Consumer Credit Offers that were issued prior to the date of such termination. Effective immediately upon receipt of any notice of termination pursuant to Sections 6.3 or 6.4, Installer shall not initiate any new Consumer Applications, and Loanpal shall not review any new Consumer Applications or issue any new Consumer Credit Offers. Any Loan Agreements funded and Projects installed after the effective date of a termination as provided in this Section 6.5 shall continue to be subject to this Agreement to the extent the provisions of this Agreement survive termination as provided in Section 9.11.

6.6 **Suspension of Installer**. If, at any time, Loanpal, based on its reasonable review of the Installer Qualifying Information (or Installer's failure to provide requested or required Installer Qualifying Information), reasonably determines that Installer no longer meets Loanpal's qualifications for Installer to participate in the Program, Loanpal may, upon notice to Installer (and without limiting Loanpal's other rights under this Article 6), suspend Installer's right to request that Loanpal make determinations regarding Consumer Applications. Such suspension shall cease when Loanpal determines that Installer meets Loanpal's qualifications for Installer to participate in the Program.

ARTICLE 7.

INDEMNIFICATION

7.1 **Installer Indemnity.** To the fullest extent permitted by Applicable Law, Installer shall defend, indemnify and hold harmless Loanpal and Loanpal's Affiliates, officers, members, directors, employees and agents (each, an "**Loanpal Indemnified Person**", and collectively, the "**Loanpal Indemnified Persons**") from and against any Losses caused by: (a) any breach of a representation, warranty or covenant or other Installer Default under this Agreement; (b) any property damage, bodily injury or death arising from the Installation or Installer's personnel's operation of Projects; (c) any breach of a representation, warranty or covenant or default by Installer under any Home Improvement Contract; (d) any failure by Installer to achieve a completion deadline set forth in the applicable Program Specification for a Project; (e) Loanpal's termination of any Loan Agreement pursuant to Section 6.1; or (f) (i) the uncovering or unveiling, or any

release by Installer or its Sub-Installers or agents of any Hazardous Materials; (ii) any enforcement or compliance proceeding commenced by or in the name of any Governmental Authority because of an alleged, threatened or actual violation of any Applicable Law by Installer or its Sub-Installers or agents because of the presence on the applicable Job Site of any Hazardous Materials; or (iii) any action reasonably necessary to abate, remediate or prevent a violation or threatened violation of any Applicable Law by Installer or its Sub-Installers or agents with respect to any Hazardous Materials.

7.2 **Loanpal Indemnity**. To the fullest extent permitted by Applicable Law, Loanpal shall defend, indemnify and hold harmless Installer and Installer's Affiliates, officers, members, directors, employees and agents (each, a "**Installer Indemnified Person**", and collectively, the "**Installer Indemnified Persons**") from and against any Losses caused by any breach of a representation, warranty or covenant or other Loanpal Default under this Agreement.

7.3 **Comparative Fault**. It is the intent of the Parties that where fault is determined to have been joint or contributory, principles of comparative fault will be followed and each indemnifying Party shall bear the proportionate cost of any Losses attributable to such indemnifying Party's fault.

7.4 **Notice of First Party Claims and Indemnification Procedures**. Any Installer Indemnified Person or Loanpal Indemnified Person with a claim to indemnification under this Article 7 (each, an "**Indemnified Person**," and collectively "**Indemnified Persons**") for Losses other than Losses arising from third-party claims addressed in Section 7.5 shall promptly notify the applicable indemnifying Party (each, an "**Indemnitor**") in writing of such claim, which notice shall specify with particularity and to the extent practicable the basis on which indemnification is sought and the amount of Losses. Upon receipt of such notice, the Indemnitor shall have 30 days to object to the claim set forth in such notice by delivery of a written objection to the Indemnified Person specifying in reasonable detail the basis for such objection. Failure to timely deliver an objection shall constitute the Indemnitor's final and binding acceptance of the Indemnified Party's claim. If the Indemnitor timely delivers an objection pursuant to this Section 7.4, the Parties shall in good faith seek to resolve any dispute within the 30-day period following delivery of such objection. If the Parties have not resolved their dispute within such period, such dispute shall be resolved by arbitration in accordance with the dispute resolution procedures set forth in Section 9.2.

7.5 **Third Party Claims**. Whenever any Indemnified Person shall learn of a claim made by a Person other than one of the Parties that, if allowed (whether voluntarily or by a judicial or quasi-judicial tribunal or agency), would entitle such Indemnified Person to indemnification under this Article 7, before paying the same or agreeing thereto the Indemnified Person shall forward the claim to the Indemnitor within ten days of receipt thereof if such claim is in writing and shall otherwise notify the Indemnitor in writing within ten days of receipt of such claim; provided, however, that the Indemnified Person's right to indemnification shall be diminished by the failure to give prompt notice only to the extent that the Indemnified Person's failure to give such notice was prejudicial to the interests of the Indemnitor. Unless the Indemnitor gives written notice to the Indemnified Person within 15 days disputing Indemnitor's indemnity obligations hereunder with respect to such claim, the Indemnitor shall have the right to control the defense of the claim, at the Indemnitor's cost, with counsel selected by the Indemnitor but acceptable to the Indemnified Person in its reasonable discretion. The Indemnitor's election to control the defense of the claim shall be deemed acceptance by the Indemnitor of its indemnity obligations hereunder to the extent such claim results in Losses to the Indemnified Person. The Indemnitor's control over the claim shall include the right to lead any investigation, negotiation, settlement, litigation or other contest of the claim. Notwithstanding the foregoing, the Indemnitor shall have no right to enter into any settlement without the Indemnified Person's consent if the settlement would involve any foreclosure, injunctive or other equitable relief or an admission of wrongdoing on the part of the Indemnified Person or involve a payment that would exceed the limitation of liability in Article 8. The Indemnified Person shall participate in any such investigation, negotiation, settlement, litigation or other contest, as reasonably requested by the Indemnitor and at the Indemnitor's cost. The Indemnitor shall keep the Indemnified Person apprised of important developments related to the claim, shall promptly respond to questions the Indemnified Person may direct to the Indemnitor with respect to the claim and shall generally cooperate with the Indemnified Person in connection with the claim. If any suit or proceeding involves the potential imposition of criminal liability upon the Indemnified Person or a potential or actual conflict of interest between the Indemnified Person and the Indemnitor, or if the Indemnitor does not elect to control the defense of such claim within the 15-day period provided above, the Indemnified Person may, in its reasonable discretion, either defend such suit or

proceeding or settle the claim that is the basis thereof, without the consent of the Indemnitor, and the Indemnitor shall nevertheless pay the Indemnified Person's Losses. The Indemnified Person shall not be required to refrain from paying any claim that has matured by a court judgment or decree, unless an appeal is duly taken therefrom and execution thereof has been stayed, nor shall it be required to refrain from paying any claim where the delay to pay such claim would result in the foreclosure of a lien upon any of the property of the Indemnified Person, or where any delay in payment would cause the Indemnified Person an incremental economic loss, unless the Indemnitor shall have agreed to compensate the Indemnified Person for such loss.

7.6 **Indemnification Expenses**. To the extent that an Indemnitor has not elected to assume the defense of a claim under Section 7.5, the Indemnitor shall reimburse the Indemnified Person for all reasonable and documented out of pocket costs and expenses as and when incurred by such Indemnified Person (including reasonable legal fees and costs) in connection with defending, settling or investigating an actual or threatened action or proceeding in advance of the final disposition of such action or proceeding, provided that such Indemnified Person shall repay such reimbursement payments if it is ultimately determined by a court of competent jurisdiction or an arbitrator that such Indemnified Person is not entitled to indemnification under this Article 7. Amounts payable by an Indemnitor under this Section shall be due and payable promptly upon receipt by such Indemnitor of an invoice detailing such reimbursable costs and expenses.

7.7 **Breach of Indemnity Obligations**. In the event that the Indemnitor breaches its obligations hereunder, the Indemnitor shall be liable for: (a) the fees and costs incurred by the Indemnified Person in enforcing its indemnity rights; and (b) simple interest on any monetary obligation of Indemnitor from the time such monetary obligation matured until the time paid in full at an annual rate of 12% or the highest rate permitted by Applicable Law, whichever is less.

ARTICLE 8.

LIMITATION OF LIABILITY

8.1 **No Consequential or Punitive Damages**. In no event shall either Loanpal or Installer or their Affiliates be liable to the other Party, nor shall Loanpal be liable to any Sub-Installer or vendor of Installer, either individually or jointly, for special, indirect, consequential, punitive or exemplary damages of any nature whatsoever, including losses or damages caused by reason of loss of use, loss of production, loss of profits or revenue, loss of contracts, inventory or use charges, interest charges or cost of capital or claims of Loanpal's customers; and Loanpal hereby releases Installer and its Sub-Installers and vendors therefrom, and Installer hereby releases Loanpal therefrom; provided, however, the limitation of liability in this Section shall not apply to (a) Installer's liability under this Agreement for indemnification for Losses arising as a result of claims, actions and suits by third parties, (b) damages arising from fraud or willful misconduct or (c) damages arising as a result of a breach of Section 9.12 or Section 9.13.

ARTICLE 9.

GENERAL PROVISIONS

(e) **Rules of Interpretation**. (a) The singular number includes the plural number and vice versa; (b) references to "Articles," "Sections," or "Annexes" shall be to articles, sections or annexes of this Agreement; (c) references to "days" shall mean calendar days, unless otherwise indicated; (d) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors or assigns are not prohibited by this Agreement and reference to a Person in a particular capacity excludes such Person in any other capacity; (e) reference to any gender includes each other gender; (f) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (g) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (h) the words "herein," "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular section or subsection of this Agreement; the words "include," "includes" or "including" shall mean "including,

but not limited to;" (i) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

9.1 Notices. All notices, consents, claims, demands and other communications between the Parties must be in writing and shall be deemed given (a) in the case of email or submissions through the Software, when the status of the document indicates that such document has been sent or uploaded (provided that such transmission is completed prior to 5:00 p.m., local time at the location of the recipient, on a Business Day; otherwise, such transmission shall be deemed to have been received on the next Business Day); (b) in the case of delivery by a standard overnight carrier, upon the date of delivery indicated in the records of such carrier; or (c) in the case of delivery by hand, when delivered by hand addressed to Loanpal at the address below, or to Installer at the address set forth on Exhibit C hereto (or another address provided by notice under this Section). Any documents or other deliverables that are required to be delivered under this Agreement, but are not transmittable through the Software shall be delivered to the other Party by email transmission, delivery by a standard overnight carrier or delivery by hand and deemed given as provided in this Section. Notwithstanding the foregoing, Installer expressly agrees and acknowledges that Replacement Program Specifications and Replacement Pricing Specifications shall be sent to Installer by email to Installer to the specific "Email Address(es) for Program and Pricing Specifications" set forth on Exhibit C, pursuant to Section 3.2.3.

Loanpal Address for Written Notice:	With a copy to:
8781 Sierra College Blvd, Roseville, CA 95661	[Blank]
Attn: General Counsel	Attn:
Email: dholtz@paramountequity.com	Email:

9.2 **Dispute Resolution**. Except as otherwise provided in this Agreement, in the event of any dispute, claim or controversy arising from this Agreement, or the breach hereof or thereof the Parties will confer and attempt to resolve the dispute informally. If such dispute cannot be resolved in this manner within 15 days after notice of the dispute is given to the other Party, then either Party may elect to initiate arbitration of the dispute in a binding arbitration administered by JAMS under its arbitration rules ("**Arbitration Rules**"), subject to the following.

9.2.1 Arbitrator. The arbitration shall be conducted by a single arbitrator. The Parties will first attempt to agree on a mutually acceptable arbitrator, and if they are unable to reach agreement within ten days after the initial demand for arbitration, the arbitrator shall be selected in accordance with the Arbitration Rules.

9.2.2 Jurisdiction. The site of the arbitration shall be in San Francisco, California. Each Party hereby consents to the jurisdiction of the federal and state courts within whose district the site of arbitration is located for purposes of enforcement of this arbitration provision, for provisional relief in aid of arbitration, and for enforcement of any award issued by the arbitrator.

9.2.3 Attendees. The only Persons entitled to attend any arbitration hearing are the arbitrator, the parties to the arbitration, their respective counsel and witnesses. Any documents or other materials produced in or generated in connection with the arbitration proceedings will not be disclosed to any Persons other than the foregoing.

9.2.4 Enforcement. Any award, order or judgment pursuant to the arbitration is final and may be entered and enforced in any court of competent jurisdiction.

9.2.5 Applicable Law. The foregoing arbitration provisions shall be construed and enforced in accordance with the Federal Arbitration Act, notwithstanding the provisions of this Agreement specifying the application of California state law.

9.3 **Waiver and Remedies Cumulative**. Except as may be expressly provided in this Agreement, the rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or any of the documents referred to herein shall

operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by Applicable Law, (a) no claim or right arising out of this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

9.4 Assignments; Successors; and No Third-Party Rights.

9.4.1 Assignment. Except as set forth expressly herein, Installer may not assign any of its rights or delegate any of its obligations under this Agreement without the prior consent of Loanpal. Loanpal may assign any of its rights under this Agreement without the prior consent of Installer. In the event that Loanpal enters into agreements with third-party financial institutions to provide financing in connection with the Program, such financial institutions shall be third party beneficiaries of the obligations of Installer hereunder and shall have the benefit of such obligations and the right to enforce (but not to the exclusion of Loanpal for its own account) such obligations with respect to any Home Solar/Storage Loan Agreements owned by such financial institution.

9.4.2 Binding on Successors. Subject to this Section, this Agreement shall apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement shall be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section or to Indemnified Persons covered by Article 7.

9.5 Severability. If any court of competent jurisdiction holds invalid or unenforceable any provision of this Agreement, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

9.6 Governing Law. The laws of the state of California shall govern the relationship between the Parties and disputes, differences, controversies or claims directly or indirectly based on this Agreement, including those relating to the formation, validity, interpretation, construction, performance, breach, enforceability or termination of this Agreement and duties based on tort, contract or statutory concepts.

9.7 Independent Installer. Installer and its Sub-Installers, vendors, employees and agents shall be independent Installers with respect to any Installation, irrespective of whether approved by Loanpal, and neither Installer nor its Sub-Installers, vendors, employees or agents shall be deemed to be the Installers, servants, employees, or agents of Loanpal in any respect for any purpose whatsoever and none shall have any authority to create or assume any obligation, express or implied, in the name of or on behalf of Loanpal or to bind Loanpal in any manner whatsoever. Nothing in this Agreement shall be construed to imply that the Parties are partners, joint ventures, co-owners, debtor-creditor or otherwise as participants in a joint or common undertaking.

9.8 Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or email shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or email shall be deemed to be their original signatures for all purposes. The Parties consent to the use of digital signatures.

9.9 Advice From Independent Counsel. The Parties understand that this Agreement is a legally binding agreement that may affect their rights. Each Party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice

received from its legal counsel. Any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof.

9.10 **Further Assurances**. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents and (c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent ofthis Agreement.

9.11 **Survival**. The Parties' rights and obligations under Sections 4.2, 4.7, 4.8 (to the extent provided therein), 6.1.2, 6.2, 6.5 and 9.13, and Article 7 and Article 8 and any outstanding payment obligations under this Agreement accrued prior to termination of this Agreement will survive any termination or expiration of thisAgreement.

9.12 **Confidentiality**. For the Term of this Agreement and for a period of five years after the termination of this Agreement, each Party (a) shall maintain the confidential nature of, and shall not use or disclose, any non-public terms of this Agreement, any financial information or other information with respect to Loanpal, Installer or any Consumer provided pursuant to the transactions contemplated hereunder that are identified as confidential or that should reasonably be understood to be confidential given the nature of such information or the circumstances surrounding the disclosure of such information (collectively, "**Confidential Information**"), (b) shall not, directly or indirectly, disclose or permit the disclosure of any Confidential Information, and (c) other than in connection with the performance of its obligations under this Agreement, shall not make any use of or permit the use of Confidential Information for the benefit of itself or others; provided, however, that Confidential Information shall not include information that (i) becomes generally available to the public other than as a result of a disclosure by the non-disclosing Party, any of its Affiliates or any of their directors, officers, agents, or other representatives, (ii) becomes available to the non-disclosing Party or any of its directors, officers, agents, or other representatives on a non-confidential basis from a source other than the disclosing Party or its directors, officers, agents, or other representatives or any other party who is under an obligation of confidentiality with respect to such information or (iii) is required or requested to be disclosed by the non-disclosing Party as a result of any applicable legal or regulatory requirement or rule or regulation of any stock exchange, or other regulatory authority having jurisdiction over such non-disclosing Party; provided, that in the case of clause (iii), if a Party becomes legally compelled to disclose such information, such Party shall, to the extent legally permissible, promptly notify the other Party and, if requested by the other Party, use commercially reasonable efforts to assist the other Party in seeking a protective order or other appropriate remedy to preserve the confidentiality of all Confidential Information to the maximum extent possible under the circumstances. Notwithstanding the foregoing, either Party may disclose Confidential Information received by it to its Affiliates and such Party's and its Affiliates' employees, consultants, legal counsel, accountants, actual or potential lenders, actual or potential equity investors, rating agencies, actual or potential purchasers of Loan Agreements (including reasonable disclosures made in connection with any offering memoranda) or other agents or advisors who have a need to know such Confidential Information and have agreed, or are otherwise bound, to maintain the confidentiality of same on terms and conditions substantially similar to those contained in this Agreement (collectively, "**Representatives**"). Such Representatives shall preserve the confidential nature of all Confidential Information, and the recipient of such Confidential Information shall be liable for any Representative's failure to maintain the confidentiality of Confidential Information disclosed hereunder. The Parties shall be entitled to all remedies available under Applicable Law or in equity to enforce, or seek relief in connection with, this confidentiality obligation. Upon termination or expiration of this Agreement, each Party will promptly return or certify the destruction of, if so requested by the other Party, any Confidential Information provided to it and will use commercially reasonable efforts to return any copies thereof that may have been provided to others in accordance with this Section.

9.13 **Security of Nonpublic Personal Information.**

9.13.1 Installer and Loanpal each shall not disclose and shall take all reasonable measures to protect any data that Loanpal obtains from any credit bureau and/or conveys to Installer for firm offers of credit and any other nonpublic personal information (as defined in the Gramm-Leach Bliley Act of 1999, title V, its implementing regulations, and other similar laws and regulations) obtained by either Party (collectively, "**NPI**") to (a) any third party or (b) any employee, officer, partner or director of Installer who is not engaged in the implementation and execution of the Program and having a need to know such information for Installer to perform its obligations under this Agreement. Neither Party shall retain, in any format, electronic or otherwise, any NPI beyond what is required pursuant to this Agreement and in

compliance with Applicable Law. Without by implication limiting the foregoing, if either Party allows individuals to submit personal identifying information via the Internet, such Party shall adopt and maintain a comprehensive privacy policy with respect to its handling of such personal information.

9.13.2 Each Party agrees that it has developed, implemented and will maintain at all relevant times contemplated by this Agreement effective information security policies and procedures that include administrative, technical and physical safeguards designed to (a) ensure the security and confidentiality of NPI, (b) protect against anticipated threats or hazards to the security or integrity of NPI, (c) protect against unauthorized access or use of NPI, and (d) ensure the proper disposal of NPI. All personnel handling NPI shall be appropriately trained in the implementation of such information security policies and procedures. Each Party shall regularly audit and review its information security policies and procedures and systems to ensure their continued effectiveness and determine whether adjustments are necessary in light of circumstances including, without limitation, changes in technology, customer information systems or threats or hazards to NPI.

9.13.3 Each Party shall promptly notify the other Party of any unauthorized access of NPI related to Consumers under this agreement or any breach in security measures or systems for the protection of NPI and take appropriate action to prevent further unauthorized access or cure such breach. If a Party experiences such unauthorized access or breach, that Party shall pay all related expenses, provide any notices regarding such unauthorized access to appropriate law enforcement agencies and government regulatory authorities, affected applicants, Consumers and customers as reasonably requested by the other Party and/or as required by Applicable Law.

9.13.4 Each Party may at any time upon notice to the other Party (but in no event more frequently than once each calendar year), review and audit the other Party's information security policies, procedures and systems to verify their adequacy for protection of NPI. Each Party will correct promptly any weakness in such policies, procedures or systems identified by the other Party in its reviews thereof.

9.14 <u>Publicity</u>. Neither Party nor its Affiliates shall, without the consent of the other Party, issue any press release or make any other public statement regarding the transactions contemplated by this Agreement, except as may be required by Applicable Law, in which case, the Party proposing to issue such press release or make such public statement shall, to the extent legally permissible, use commercially reasonable efforts to seek the consent of the other Party (which shall not be unreasonably withheld, conditioned or delayed) before issuing such press release or making such public statement; provided, however, that either Party or its Affiliates may make public statements that are not inconsistent with (or more expansive than) previous press releases or public statements made in accordance with this <u>Section</u>.

9.15 <u>Headings</u>. The presence and use of headings throughout this Agreement are for the convenience of the Parties and have no legal significance or meaning, and they shall not be used in interpreting this Agreement.

9.16 <u>Entire Agreement and Modification</u>. This Agreement supersedes all prior agreements, whether written or oral, between the Parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. Except as provided in <u>Section 3.2.3</u> (with respect to Program Specifications and Pricing Specifications), this Agreement may not be amended, supplemented or otherwise modified except by a written agreement executed by both Parties. For the avoidance of doubt, with respect to any transaction or matter between Installer and Loanpal other than those described in this Agreement, Installer's rights and obligations with respect to such transaction or matter shall be governed solely by the separate documentation entered into pursuant to such transaction or matter, and not by this Agreement entered into in connection therewith.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties, by their authorized officers or representatives, have executed this Agreement as of the Effective Date.

Loanpal:

Paramount Equity Mortgage, LLC, dba Loanpal,

A California Limited Liability Company

By: ______________________

Name: MATT DAWSON

Title: COO

Installer:

Solarmax Renewable Energy Provider, Inc.

A California Corporation

By: ______________________

Name: Bob Aguilar

Title: Vice President

EXHIBIT A
FORM OF PRICING SPECIFICATION

PRICING SPECIFICATIONS									
Effective Date:	4/3/2018								
Issued by:	PARAMOUNT EQUITY MORTGAGE, LLC DBA LOANPAL ("LOANPAL")								
	Product A	**Product C**	**Product D**	**Product F**	**Product G**	**Product H**	**Product I**	**Product J**	**Product K**
Loan Term (Months):	120	120	144	144	180	180	240	240	240
Applicable Consumer APR (%):	2.99%	3.99%	2.99%	3.99%	3.99%	4.99%	3.99%	4.99%	5.99%
Program Fee Percentage (%):	15.50%	12.75%	17.75%	14.75%	15.75%	13.50%	16.50%	12.50%	8.99%
Minimum Loan Amount ($):	$5,001	$5,001	$5,001	$5,001	$5,001	$5,001	$5,001	$5,001	$5,001

*Maximum Loan Amount equal to: $100,000 for FICO >= 700; $50,000 for FICO < 700

Loanpal:

Paramount Equity Mortgage, LLC, dba Loanpal,
A California Limited Liability Company

By: [signature]
Name: Matt Dawson
Title: COO

Installer:

Solarmax Renewable Energy Provider, Inc.

A California Corporation

By: [signature]
Name: Bob Aguilar
Title: Vice President

CONFIDENTIAL

EXHIBIT B
FORM OF PROGRAM SPECIFICATION

PROGRAM SPECIFICATION			
Effective Date:	4/3/2018		
Issued by:	**Paramount Equity Mortgage, LLC DBA Loanpal ("Loanpal")**		
General Terms & Requirements:			
Territory:	CA		
Milestone Requirements/Terms:			
Milestone #	**Name**	**Payments**	**Deadline**
Milestone 1	Consumer Credit Offer Date	0%	NA
Milestone 2	Consumer Acceptance	0%	Within 90 days of Consumer Credit Offer Date
Milestone 3	Loan Funding Date	100% of Installer Price	Within 150 days of Consumer Credit Offer Date
Milestone 4	Permission to Operate ("PTO")	0%	Within 90 days of Loan Funding Date

Conditions to Milestones:	
Milestone 1:	**Consumer Credit Offer Date**
Consumer Deliverables	• Residence Address, Residence City, Residence State, Residence Zip Code • Borrower First Name, Borrower Last Name, Borrower Date of Birth, Borrower Email, Borrower Phone Number, Borrower Stated Income • (If applicable) Same Information for Co-Borrower • Loan Amount • Loan Product Selected
Milestone 2:	**Consumer Acceptance**
Installer Deliverables	• Notification of Consumer's desire to accept Consumer Credit Offer • Final details of the Home Improvement Contract, including the final Loan Amount
Consumer Requirement	• Any stipulations related to the Consumer Credit Offer have been satisfied
Milestone 3:	**Loan Funding Date**
Installer Deliverables	• Signed final Home Improvement Contract • Notification that the installation of the Solar System has been complete • Notification that all Permits and other applicable approvals, including but not limited to HOA approvals, have been granted • Final System Details: o System Size (kW) (DC) o Expected monthly production (kWh) o Tilt, Azimuth, and Shade o Modules (Quantity, Make, Model, Capacity) o Inverter(s) (Quantity, Make, Model, Capacity) o Battery Storage System(s) (Quantity, Make, Model, Capacity)
Consumer Requirements	• Statutory rescission periods related to Home Solar/Storage Loan Agreement and

	Home Improvement Contract have expired
Other Conditions	• Installation and Testing Complete. Solar System has been fully installed, tested and commissioned and has been shown capable of operating in a reliable and continuous manner for its intended purpose and producing electricity in the estimated amounts. • Title to System. Legal title to and control of the Solar System has been conveyed to Consumer with no other liens or encumbrances. • Ready for Interconnection. There are no known issues or reasons that would cause the Solar System to not be able to be interconnected and receive permission to operate from the Utility. • No Breach. Contractor is not in material breach of any of its obligations under the Program Agreement. • Compliant Installation. Solar System has been designed and installed in strict compliance with the requirements of: — The Program Agreement — This Program Specification — The Project Specifications — Applicable Law (including national, state and local engineering, construction, safety and electrical codes and standards) — Applicable Utility requirements (including net metering rules) — Good Solar Industry Practices • Contract Compliance. The Installation was performed in compliance with the applicable Home Improvement Contract, including Job Site clean-up. • Equipment. All equipment incorporated into the Solar System is new, unused and undamaged. • True Representations. Contractor's representations and warranties in the Program Agreement are true.
Milestone 4:	PTO
Installer Deliverables	• Notification of issuance of PTO approval by Utility
Other Conditions	• Interconnection. The Solar System has been interconnected and net metering, if any, is in effect with respect to the Utility's system • Notification that all Permits and other applicable approvals, including but not limited to HOA approvals, have been closed
Consumer Credit Offer:	
Extension:	• Loanpal may extend the Consumer Credit Offer and the related Consumer Acceptance deadline in its sole discretion, subject to the Consumer's continued qualification for such Consumer Credit Offer
Eligible Consumer Signatory:	• At least one Consumer signatory must be an owner or occupant of the residence where the applicable Solar System will be installed • If home is owned by a trust, at least one of the signatories must be the Trustee
Project Specifications:	
Products Financed:	• Standalone Retrofit Solar System • Standalone Battery/Energy Storage System • Retrofit Solar System & Battery/Energy Storage System
Equipment Specifications:	• The Home Improvement Contract (or other Generic-approved format) identifies the Equipment used in the Solar System as follows: — Modules (Quantity, Make, Model, Capacity) — Inverter(s) (Quantity, Make, Model, Capacity) — Battery Storage Systems (Quantity, Make, Model, Capacity)
Solar System Size:	• System Size in Watts or Kilowatts DC STC is set forth in the Home Improvement Contract or mutually agreed-upon format
Eligible Equipment Manufacturers:	• Modules: Axitec, Boviet, Canadian Solar, Centro Solar, ET Solar, Flextronics, Hanwha Q-Cells, Hanwha SolarOne, Hyundai, JA Solar, Jinko Solar, Kyocera, LG Electronics, LONGi, Mitsubishi, Panasonic, Phono Solar, REC Solar, Recom, Renesola, S-Energy, Samsung, Sharp, SMX (SunSpark) Silfab, SunPower, Trina, Winaico • Inverters: ABB, Enphase, Delta, Fronius, Ginlong, Huawei, Schneider, SMA,

	Solaredge • Batteries: LG Chem, Mercedes-Benz, Sonnen, Tesla
Ineligible Properties:	• Condominiums • Investment Properties • Mobile Homes • Other Residences with Shared Roofs • Co-Ops • Commercial Property
Eligible Improvements:	• Permissible Add-on Expenses include costs of: — Re-roofing — Landscaping — Upgrading the home's main panel — Other Add-on costs that are needed to install the solar/storage system
Monitoring / Solar System Performance Data Reporting:	• Solar System to include inverter(s) (or other monitoring method) enabled with performance monitoring services provided by the inverter manufacturer or other third party monitoring company (the "monitoring provider") • Such inverters or other monitoring method shall include capability for quarterly delivery of production data to Loanpal for the period of the Workmanship Warranty • Monitoring shall be enabled for Consumer, with online monitoring access available for such Consumer, to allow Consumer to review daily performance of the Solar System via the monitoring provider's online portal

Loanpal:

Paramount Equity Mortgage, LLC, dba Loanpal,
A California Limited Liability Company

By: [signature]
Name: Matt Dawson
Title: COO

Installer:

Solarmax Renewable Energy Provider, Inc.

A California Corporation

By: [signature]
Name: Bob Aguilar
Title: Vice President

EXHIBIT C
INSTALLER INFORMATION

Loanpal Solar Financing Program

Date:	4/10/2018
Installer:	Solarmax Renewable Energy Provider, Inc.
Address for Written Notice	
Company Name:	Solarmax Renewable Energy Provider, Inc.
Attn:	Bob Aguilar
Address:	3080 12th St, Riverside, CA 92507
Email:	boba@solarmaxfinancial.com
Fax:	951-530-5840
Program/Pricing Specification Updates	
Email Address 1:	boba@solarmaxfinancial.com
Email Address 2:	nicolep@solarmaxtech.com
Installer Account for Payments by Loanpal:	
Bank Name:	Wells Fargo Bank, N.A.
Account Name:	Solarmax Renewable Energy Provider, Inc.
Account Number:	4988013280
Routing Number:	121000248

(Installer may update this Exhibit from time to time by sending Loanpal an updated version, to the notice address set forth in the Program Agreement.)

EXHIBIT D

INSTALLER HOME IMPROVEMENT CONTRACT

SolarMax Renewable Energy Provider, Inc.
3080 12th Street
Riverside, CA 92507

sales@solarmaxtech.com
951.300.0788Office/951.213.3099Fax
License#: 972048

Home Improvement Contract

This agreement is made on the date written above our signatures between SolarMax Renewable Energy Provider, Inc. ("Contractor") and ____ ("Owner 1"), ___________________________________ ("Owner 2").

Contractor

Any Notice of Cancellation can be sent to this address.
SolarMax Renewable Energy Provider,
Inc. 3080 12th Street, Riverside, CA 92507
License #: 972048
951-300-0788 – Office 951-213-3099 – Fax
sales@solarmaxtech.com – Email
SolarMax Renewable Energy Provider, Inc. is incorporated in the state of California.
SolarMax Renewable Energy Provider, Inc. will be referred to as "SolarMax REP" throughout this agreement.

Salesperson Responsible for Soliciting or Negotiating this Contract:

Name of Salesperson ____________________________________

Registration Number of Salesperson __________________________

Owner

Owner 1 ____

Owner 2 ____

Address ____

City, State, Zip____

Phone Number____

Email ____

__________________________, ___________________________ will be referred to as Buyer throughout this agreement.

Date this contract was signed by Buyer____________________.

You are entitled to a completely filled-in copy of this agreement, signed by both you and the contractor, before any work may be started.

The Construction Site

Address ____

City, State, Zip____

Place of Business of Buyer

Company ____

Address ____

1. **Description of the Project and Description of the Significant Materials to be Used and Equipment to be Installed**

   a. For a price identified below, SolarMax REP agrees to complete a residential solar energy system (identified as the Photovoltaic System in this agreement) for Buyer.

   b. This contract is for the purchase and installation of a Solar Photovoltaic System described as follows:

   Size ________ kW DC

   Panels (______) ________________________________

   Inverter(s) (______) ________________________________

   *Monitoring System ________________________________

   Racking System and Mounting

   Hardware Wiring Necessary for

   Installation

   Other ________________________________

   ____

   ____

   ____

*Production Guaranty is contingent upon the Buyer(s) purchasing a monitoring system compatible with the requirements of SolarMax REP, and maintaining Internet connectivity for the monitoring system throughout the Guarantee Period. Additional information may be obtained in Section 18 Production Guaranty.

Buyer's Initials___________Buyer's Initials___________

The Contract Price includes permits, engineering fees, and sales tax.

2. **Contract Price**

   In addition to any other charges specified in this agreement, Buyer agrees to pay SolarMax REP

   $________________________ for completing the Work described as the Photovoltaic System.

3. **Approximate Start Date**

   a. Work under this agreement will begin within 30 calendar days after the following contingencies have been met.

      i. Layout Plan has been approved and initialed by both Buyer and SolarMax REP.

      ii. Buyer has obtained all architectural approvals from subdivision or neighborhood authorities.

      iii. Buyer has furnished SolarMax REP with evidence of ownership of the property satisfactory to SolarMax REP.

      iv. All appropriate building permits have been issued.

      v. The contract has been signed by Buyer and SolarMax REP.

b. The Photovoltaic System will be considered substantially commenced when materials arrive at the Job Site.

c. Work will be considered started when SolarMax REP or a Subcontractor retained by SolarMax REP begins final engineering work for the Photovoltaic System.

4. **Approximate Completion Date**

Work under this agreement will be Substantially Complete within 30 calendar days after the date construction begins.

5. **List of Documents Incorporated into this Contract**

This agreement incorporates by reference certain disclosures and notices required by federal and state law. The following documents are incorporated as though included in full as part of this agreement:

Schedule of Values and Payment Schedule & Notices About Payments

Limited Installation Services Warranty

Checklist for Homeowners

Information about Commercial General Liability Insurance

Production Guaranty Estimate Form

California Home Improvement Contract - Change Order Form

Notice of Three-Day Right to Cancel

Notice of Cancellation (in duplicate)

Notice of Right to Cancel under Regulation Z (in duplicate)

6. **Estimated Rebate Amount and Actual Rebate Amount**

a. The following is an explanation of the Estimated Rebate Amount. The Estimated Rebate Amount is $__________ and is applied for with the appropriate governmental agency or public utilities commission. SolarMax REP has used its best effort to arrive at the Estimated Rebate Amount. The Actual Rebate Amount issued under the rebate program may be more or less than the Estimated Rebate Amount.

b. Because the Agreement Price is adjusted for this Estimated Rebate Amount, Buyer agrees to forward the Actual Rebate Amount when received to SolarMax REP. Buyer further agrees to cooperate in good faith, at no cost to SolarMax REP, as necessary, to enable SolarMax REP to obtain the full Actual Rebate Amount.

c. If the Actual Rebate Amount is more than the Estimated Rebate Amount, SolarMax REP will (1) refund the difference to Buyer upon receipt of the Actual Rebate Amount, or (2) if Buyer has financed the purchase of the Solar Panel System with SolarMax REP, SolarMax REP will refund the difference to any finance balance owed.

d. If the Actual Rebate Amount is less than the Estimated Rebate Amount, Buyer agrees to pay the shortage to SolarMax REP upon demand.

7. **Scope of Work**

a. SolarMax REP will design, engineer and construct the Photovoltaic System as required by the Contract Documents and all applicable laws, regulations and ordinances. SolarMax REP will be responsible for all means, methods, techniques, sequences and procedures used to complete the Photovoltaic System.

b. During the period of construction, and whether the result of negligence or otherwise, SolarMax REP shall be liable to Buyer for damage done to the property of Buyer by SolarMax REP or anyone working under the direction of SolarMax REP. This liability for damage does not include: (1) Damage covered by insurance, (2) Damage due to the negligence of Buyer or others not a party to this contract, (3) Damage which results from a pre-existing condition which was unknown to SolarMax REP at the time this contract was signed, (4) Damage which exceeds in value 3 percent of the Contract Price. SolarMax REP shall stop Work on the Project and await further instructions from Buyer if, in the opinion of SolarMax REP, further damage to the property of Buyer is unavoidable and is likely to exceed 3 percent of the Contract Price. Nothing in this agreement shall be interpreted to relieve SolarMax REP of liability for negligence of SolarMax REP or anyone working under direction of SolarMax REP.

c. SolarMax REP will conduct performance tests using procedures generally followed by SolarMax REP. When SolarMax REP has determined that the Photovoltaic System has been designed, engineered, and constructed in compliance with this agreement and when the Photovoltaic System has passed final Inspection by the building authority, SolarMax REP will notify Buyer of completion. On completion, Buyer will either identify reasons why the Photovoltaic System is not complete or acknowledge that: (1) The Photovoltaic System is complete, and (2) Buyer has assumed responsibility for the Photovoltaic System, including security, insurance coverage, and utility charges.

d. The Contract Price assumes that existing structural supports will be adequate to carry the load of all equipment to be installed and Work to be done under this agreement. If any reinforcement of existing structural member is required, SolarMax REP is entitled to a Change Order and an extension of the Completion Date.

e. Buyer grants to SolarMax REP and consultants and Subcontractors of SolarMax REP, a non-exclusive right of entry to the job site during normal work hours. SolarMax REP agrees to comply with reasonable access and security rules and procedures recommended by Buyer.

f. Buyer will request approval of plans for the Photovoltaic System from any home owners' association having authority at the installation site. SolarMax REP may delay application for a building permit until the home owners' association has approved Plans for the Photovoltaic System. SolarMax REP is entitled to a Change Order if the home owners' association imposes additional requirements after an initial approval of Plans for the Photovoltaic System.

g. It is the responsibility of the property owner to protect solar rights under laws of the State of California.

h. When Buyer has acknowledged that Work on the Project is complete, SolarMax REP is not responsible for improper modification or alteration of installed equipment, faulty repair attempts, deliberate abuse, insufficient ventilation of electrical components, failure to comply with applicable safety standards or regulations, flood, lightning, over-voltage, storm or fire.

i. Unless specifically included in the Description of the Project and Description of the Significant Materials to be Used and Equipment to be Installed, this contract excludes the following tasks which remain the responsibility of Buyer: (1) Tree removal or re-location. (2) Trimming of landscape materials. (3) Structural, cosmetic or electrical Work except as provided in the Contract Documents. (4) Removal or abatement of Hazardous Materials. (5) Repair or replacement of damaged or inoperable material or equipment which was on the Job Site before Work begins. (6) Demolition, relocation or installation of water, gas, sewer, electric or communication lines except as provided in the Contract Documents. (7) Relocation of fire sprinklers, fire alarms or fire life safety apparatus. (8) Assessment of the suitability, safety, and condition of the existing roof on which the Photovoltaic System is to be installed, and any roof repairs or upgrades, except pursuant to a Change Order as provided herein below. (9) Extending and/or upgrading Internet connectivity to the Photovoltaic System monitoring and/or inverter, except pursuant to a Change Order as provided herein below.

j. When work on the Photovoltaic System is complete, SolarMax REP is not responsible for improper modification or alteration of installed equipment, faulty repair attempts, deliberate abuse, insufficient ventilation of electrical components, failure to comply with applicable safety standards or regulations, flood, lightning, over-voltage, storm or fire.

k. Buyer grants to SolarMax REP the right to prepare and submit applications in the name and on behalf of Buyer for any and all solar incentives, rebates and credits for which the Photovoltaic System may qualify.

l. SolarMax REP guarantees that any application for solar incentives or rebates will be submitted for approval after this contract is signed. Any change in solar incentives by government or a utility company after the contract is signed will be the responsibility of Buyer.

m. This contract is subject to cancellation by Buyer at any time prior to issuance of the building permits if performance-based incentive (PBI), up-front incentive (UFI), attributes, reporting rights or grants approved by Buyer and incorporated into this contract will not be available. Upon cancellation, Buyer will have no further obligation under this agreement. However, the portion of the initial payment intended to cover cost of applying for solar incentive will be non-refundable.

n. The best choice for materials may change when SolarMax REP conducts a site audit or prepares working Plans. If the solar modules or other equipment planned for the Photovoltaic System are not available or are on long back order when needed, SolarMax REP will recommend another panel currently available and appropriate for the Photovoltaic System. Buyer will have the option to substitute the equipment recommended by SolarMax REP.

o. Sizing of system components in this agreement is based on the best information available at the time this contract was prepared and is subject to change. Changes may be required when SolarMax REP conducts a site audit or prepares working Plans. Plans may require changes when there is a change in: (1) The rated capacity of existing or proposed electrical service switchgear. (2) The roof space or open land available for mounting solar modules. (3) The history of energy costs at the construction site. (4) The availability of solar incentives, credits and rebates.

p. SolarMax REP will ensure that cutting and patching required to make building parts fit together properly is done by those skilled in the trade. Work completed by SolarMax REP will have the neatly finished appearance characteristic of professional grade construction.

q. The color, texture and planes between existing and new materials might not match exactly. SolarMax REP will use due diligence to create the best match possible. Buyer acknowledges that patched surfaces may be detectable when construction is complete.

r. Unless specifically included in the Description of the Project and Description of the Significant Materials to be used and Equipment to be installed, it is the belief of SolarMax REP that existing electrical switchgear on site may be adequate for connecting the Photovoltaic System to the electrical grid without significant upgrade. The cost of upgrading or replacing existing electrical service switchgear is not included in the Contract Price. If upgrade or replacement of existing switchgear or connection to the utility grid is required, SolarMax REP is entitled to a Change Order for the additional cost and an extension of the Completion Date.

s. Except for materials expressly designated otherwise in the Contract Documents, SolarMax REP warrants that all materials and equipment furnished under this contract shall be of good quality and new.

t. SolarMax REP is responsible for coordination of the various trades and deliveries of equipment, materials and supplies to minimize interference which could delay the Work or pose a hazard to life or property. SolarMax REP shall be responsible for allocation of tasks between trades.

u. SolarMax REP will ensure that Subcontractors, their agents, and employees adhere to these Contract Documents. SolarMax REP accepts responsibility for all Work performed under this contract, including Work performed by employees of Subcontractors. SolarMax REP will settle disputes among Subcontractors and between SolarMax REP and Subcontractors so that disagreements do not delay completion of the Work or affect quality of the Work.

v. SolarMax REP has not performed a roof assessment for the existing roof on which the Photovoltaic System is to be installed, and does not represent or warrant that the existing roof is suitable or safe for installation of the Photovoltaic System. If, during the period commencing upon the execution of this agreement and continuing until all Work is complete, SolarMax REP determines that the existing roof is not suitable or safe for installation of the Photovoltaic System, or if SolarMax REP discovers defects in the existing roof which might compromise the integrity of the roof of cause or contribute to roof leakage (collectively, "Roof Defects"), then SolarMax REP will notify Buyer of the Roof Defects and suspend installation work until the Roof Defects are repaired and the existing roof is made suitable and safe. Any work performed by SolarMax REP to repair Roof Defects and/or render the existing roof suitable and safe for installation of the Photovoltaic System shall be deemed a change in the Work shall be subject to a Change Order, as provided at Section 16, below; provided, however, that Buyer shall have the right to cause such work to be performed separately (by third party roofing contractor hired by Buyer, or by such other appropriate means that renders the existing roof suitable and safe for installation of the Photovoltaic System), at Buyer's sole cost and expense.

w. SolarMax REP will respond to incidents of roof leakage occurring after installation of the Photovoltaic System; provided, however, that, to the extent that SolarMax REP roofing staff and/or contractor(s) are dispatched to inspect claims of roof leakage, and such staff and/or contractor(s) determine that leakage is not caused by Work performed pursuant to this agreement, then SolarMax REP shall be entitled to reimbursement from Buyer for such response(s). Compensation for any such response(s) shall be charged to Buyer at SolarMax REP's then-prevailing rate (currently, $150 per hour; hereafter, the "Roofing Service Rate"), other than contractor response(s), which shall be charged to Buyer at-cost plus a ten percent (10%) administrative fee. The Roofing Service Rate shall include travel time, and require a one-hour minimum of on-site time.

x. SolarMax REP has not assessed Internet connectivity at the location at which the Photovoltaic System is to be installed, and does not represent or warrant that existing Internet connectivity at such location is sufficient to serve a monitoring system and/or inverter for the Photovoltaic System in accordance with the "System Monitoring and Internet Connectivity" provisions of this agreement, below. If, at any time following the execution of this agreement, SolarMax REP determines that existing Internet connectivity is insufficient to serve a monitoring system and/or inverter for the Photovoltaic System (collectively, "Internet Deficiency"), then SolarMax REP will notify Buyer of the Internet Deficiency. If then so directed by Buyer, SolarMax REP shall perform such additional Work as may be necessary to cure the Internet Deficiency (such as installing additional Internet wiring, upgrading Internet or other equipment at the location, and/or other work necessary to establish and maintain sufficient Internet connectivity to a monitoring system and/or inverter); provided, however, that: (i) any such work shall be subject to a Change Order, as provided at Section 16, below; (ii) Buyer shall have the right to cause such work to be performed separately (by separate Internet service provider, third party contractor hired by Buyer, or by such other appropriate means to cure the Internet Deficiency), at Buyer's sole cost and expense; and (iii) completion of such work shall be supplemental to, and not a part of, all other Work required by this agreement, and shall not be considered in determining when such Work is deemed to be complete.

y. SolarMax REP will respond to incidents of monitoring system disruption and Internet Deficiencies which occur after installation of the Photovoltaic System; provided, however, that SolarMax REP shall be entitled to compensation for each such response, other than responses which are necessitated by: (i) the malfunctioning of monitoring equipment manufactured by SolarMax REP or an Affiliate, unless the warranty for such equipment has expired or is no longer in effect; and (ii) defective workmanship of SolarMax REP. Compensation for any such response(s) shall be charged to Buyer at SolarMax REP's then-prevailing rate (currently, $125 per hour for monitoring technicians and $150 per hour for electrical technicians; hereafter, the "Prevailing Service Rate"). The Prevailing Service Rate shall include travel time, and require a one-hour minimum of on-site time. Buyer is advised

that the following events are the most common sources of lost monitoring connectivity: (a) change of Internet router; (b) change of Internet service provider; (c) plugging EOP devices into power strips; (d) unplugging monitoring equipment; and (e) utility-related power outage.

z. SolarMax REP will respond to incidents requiring electrical system troubleshooting, including those involving main service panels, breakers, air conditioning equipment, electrical appliances, and electrical outlets; provided, however, that SolarMax REP shall be entitled to compensation from Buyer for responses which are: (i) not related to equipment manufactured by SolarMax REP or an Affiliate, unless the warranty for such equipment has expired or is no longer in effect; or (ii) work provided by SolarMax REP. Compensation for any such response(s) shall be charged to Buyer at the Prevailing Service Rate.

8. **Compliance with Law**

a. SolarMax REP and Buyer mutually commit to use reasonable care to meet the Requirements of state, federal and local Law when discharging their responsibilities under this agreement.

b. SolarMax REP will allow only qualified, careful and skilled personnel to do the Work. Each worker shall have the appropriate license, certification or experience necessary to complete the tasks assigned.

c. If Law enacted after the Contract Date changes the Scope of Work under this agreement, SolarMax REP and Buyer will execute a Change Order adjusting the Contract Price and Contract Time to accommodate the change in the Scope of Work.

9. **Job Cleanup**

a. SolarMax REP shall regularly remove from the Job Site and storage areas all surplus material, waste and debris resulting from the Work. Construction debris shall be removed to a legal refuse collection site with disposal or recycling fees paid by SolarMax REP. At completion of the Work, SolarMax REP shall, in addition, remove from the Job Site all tools, equipment and scaffolding brought to the Job Site by SolarMax REP or Subcontractors. At Substantial Completion, exposed finishes of windows, doors, floors, walls, ceilings, fixtures and trim shall be cleaned and free of grime, stains, over spray, dirt and dust.

10. **Project Sign**

Buyer grants to SolarMax REP the right to display a small sign (2' x 3' maximum) listing the companyname, address, logotype, phone number, and website address of SolarMax REP.

11. **Owner's Responsibilities**

a. Buyer will respond in writing and with reasonable promptness to written requests from SolarMax REP for information relevant to completion of the Work.

b. Buyer affirms that Buyer has the right to enter into this agreement and has the right to contract for construction of the Photovoltaic System on the Job Site. Buyer shall pay all taxes and assessments due on the Job Site during the period of construction and shall take all reasonable actions required to protect marketable title to the Job Site.

c. Buyer shall have sole responsibility to secure financing for the Photovoltaic System and shall pay all fees, charges, or other costs of such financing, including Inspection fees charged by any lender. The nonperformance of any lender shall not affect the obligation of Buyer to SolarMax REP. Buyer hereby authorizes and directs any lender on the Photovoltaic System to furnish SolarMax REP with full information on undisbursed loan proceeds when requested by SolarMax REP.

d. On request of SolarMax REP, Buyer shall provide clear and convincing evidence that Buyer has access to funds committed to payment of the unpaid balance of the Contract Price. Buyer shall inform SolarMax REP of any significant change in the availability of funds committed to make payments required under the Contract Documents. Failure of Buyer to comply with the terms of this paragraph shall relieve SolarMax REP of the obligation to begin or continue the Work.

e. Buyer will not interfere with or permit others to interfere with, stop, hinder, or delay completion of the Work by SolarMax REP or Subcontractors except as provided under this agreement.

f. Buyer shall be responsible to pay for repairs of any Roof Defects, whether by Change Order or other arrangement, as provided at subdivision p of Section 7, above. If Buyer refuses to sign a Change Order for repair of Roof Defects and refuses or is unable to otherwise cause any Roof Defects to be repaired, then SolarMax REP shall have the right to terminate this agreement and shall be entitled to reimbursement from Buyer of its costs incurred under this agreement prior to the date of such termination.

g. Buyer is advised that installation of the Photovoltaic System, repair of any Roof Defects, and other Work provided by this agreement may impact or void the warranty(ies) provided by third party(ies) for Buyer's home, improvements and/or equipment thereat (such as home repair warranties, roof warranties, and other warranties). Buyer is responsible for determining whether the Work provided for by this agreement may impact or void such third party warranties, and to provide timely notice to SolarMax REP of any requests for changes to the Work due to such warranty(ies). Any such changes shall be deemed a change in Work subject to a Change Order as provided at Section 16, below.

12. **Representations by Contractor**

a. Buyer has reported to SolarMax REP all conditions known to Buyer which may not be apparent to SolarMax REP and which might significantly increase cost of the Work or delay completion. These concealed conditions include, but are not limited to, hazards on the Job Site, unsuitable soil conditions, prior Defective Work of others, latent Defects in the Plans or Specifications, earlier attempts to do Similar or related Work, and obligations imposed by government.

b. SolarMax REP affirms that the company is financially solvent, licensed, experienced, competent, and has resources necessary to complete the Work in compliance with the Contract Documents.

c. SolarMax REP affirms that all Subcontractors will be financially solvent, licensed, experienced, competent, and will have resources necessary to complete the Work assigned in compliance with the Contract Documents.

13. **Cooperation of Parties**

a. Both SolarMax REP and Buyer pledge that their relations will be conducted with courtesy and consideration in an environment characterized by mutual respect. Buyer pledges to respond promptly to requests by SolarMax REP for guidance, assistance and payments when due and agrees to extend to SolarMax REP the deference and latitude a dedicated professional deserves. SolarMax REP pledges to commit the skill and resources required to complete the Project in a manner that complies with both the letter and spirit of the Contract Documents and enhances the reputation of SolarMax REP for dependability and professionalism.

14. **Payment Plan**

Buyer will pay to SolarMax REP the Contract Price in 5 installments: an initial payment, 2 progress payments, a rebate payment, and a final payment on completion of the Work.

15. **Liens and Waivers**

Mechanics' Lien Warning

Anyone who helps improve your property, but who is not paid, may record what is called a mechanics' lien on your property. A mechanics' lien is a claim, like a mortgage or home equity loan, made against your property and recorded with the county recorder.

Even if you pay your contractor in full, unpaid subcontractors, suppliers, and laborers who helped to improve your property may record mechanics' liens and sue you in court to foreclose the lien. If a court finds the lien is valid, you could be forced to pay twice or have a court officer sell your home to pay the lien. Liens can also affect your credit.

To preserve their right to record a lien, each subcontractor and material supplier must provide you with a document called a "20-Day Preliminary Notice". This notice is not a lien. The purpose of the notice is to let you know that the person who sends you the notice has the right to record a lien on your property if he or she is not paid.

BE CAREFUL. The Preliminary Notice can be sent up to 20 days after the subcontractor starts work or the supplier provides material. This can be a big problem if you pay your contractor before you have received the Preliminary Notices.

You will not get Preliminary Notices from your prime contractor or from laborers who work on your project. The law assumes that you already know they are improving your property.

PROTECT YOURSELF FROM LIENS. You can protect yourself from liens by getting a list from your contractor of all the subcontractors and material suppliers that work on your project. Find out from your contractor when these subcontractors started work and when these suppliers delivered goods or materials. Then wait 20 days, paying attention to the Preliminary Notices you receive.

PAY WITH JOINT CHECKS. One way to protect yourself is to pay with a joint check. When your contractor tells you it is time to pay for the work of a subcontractor or supplier who has provided you with a Preliminary Notice, write a joint check payable to both the contractor and the subcontractor or material supplier.

For other ways to prevent liens, visit CSLB's Web site at www.cslb.ca.gov or call CSLB at 800-321-CSLB (2752).

REMEMBER, IF YOU DO NOTHING, YOU RISK HAVING A LIEN PLACED ON YOUR HOME. This can mean that you may have to pay twice, or face the forced sale of your home to pay what you owe.

Notice required by California Business and Professions Code § 7159(c)(4):

When payment is made for any portion of the work performed, SolarMax REP shall prior to any further payment being made, furnish to Buyer a full and unconditional release from any claim or mechanics' lien pursuant to § 8400 and § 8404 of the Civil Code for that portion of the work for which payment has been made.

Settlement of Lien Claims

No right of Buyer to reimbursement from SolarMax REP or deduction from payments due SolarMax REP for a lien Claim on the Project shall arise so long as the Work which is the subject of the lien Claim is in dispute resolution, mediation, arbitration or litigation.

16. **Final Payment**

a. SolarMax REP will submit an application for final payment to Buyer when the Work has been completed in compliance with the Contract Documents. If Buyer agrees that Work has been completed, payment is due SolarMax REP for the entire unpaid balance of the contract amount (including any Retainage).

b. Except as provided otherwise in this agreement, Buyer shall pay the amount due within 2 calendar days after approval of any application for initial or final payment.

c. Buyer will notify SolarMax REP of the date when notice of Final Completion is recorded.

d. If completion of the Work is delayed unreasonably at no fault of SolarMax REP, SolarMax REP shall be entitled to final payment for all Work completed (including Retainage) without prejudice to the right of SolarMax REP to complete the Photovoltaic System at a later date and without prejudice to the right of Buyer to make Claims against SolarMax REP for Defects in Work completed.

17. **Changes in the Work**

a. SolarMax REP may delay acting on any written or oral direction, instruction, interpretation, or determination of Buyer which would constitute Extra Work and may assert the right to an amendment to this contract by written Change Order before proceeding.

b. When signed by SolarMax REP and Buyer, each Change Order becomes a Contract Document.

Notice required by California Business and Professions Code § 7159(e)(3):

Buyer may not require a contractor to perform extra work or change order work without providing written authorization prior to the commencement of any work covered by the new change order. Extra work or a change order is not enforceable against Buyer unless the change order also identifies all of the following in writing prior to the commencement of any work covered by the new change order:

1) The scope of work encompassed by the order,
2) The amount to be added or subtracted from the contract price, and
3) The effect the change order will have on progress payments or the completion date.

Failure of SolarMax REP to comply with the requirements of this paragraph does not preclude the recovery of compensation for work based upon legal or equitable remedies designed to prevent unjust enrichment.

18. **Warranty**

SolarMax REP is not offering any warranty above the manufacturer's warranty except as expressly provided herein. SolarMax REP does not warranty output of the system other than as expressly stated in the Production Guaranty attached to this agreement and incorporated as part of the Contract Documents by this reference.

Limited Installation Services Warranty

SolarMax REP warrants the installation of Buyer's photovoltaic modules and inverters (collectively, the "solar system") to be free from defects in the installation services under normal application, use, and service conditions for a period of twenty-five (25) years from the first date of the original installation services. If, during said twenty-five year period, a solar system develops a defect, or otherwise malfunctions or becomes inoperable due to substandard, faulty or improper installation services of SolarMax REP, SolarMax REP will, at no cost to Buyer and as deemed necessary by SolarMax REP in its sole discretion: (i) provide the service to determine the cause of the defect and resolve the defect through re-performance of the defective, substandard, faulty or improper installation services; or (ii) repair or replace a component or the entire solar system, to the extent such work and associated costs are not otherwise covered by the manufacturer's warranty. As used herein, a "defect" will exist, and installation shall be deemed "faulty," if the solar system fails to generate electricity in conformance with the Production Guaranty attached to this agreement and described at Section 18, below; provided, however, that no defect or fault shall exist if conformance with the Production Guaranty cannot be determined (whether due to the lack of any monitoring system servicing the solar system, a failure to maintain sufficient Internet connectivity to the monitoring system, or otherwise). In addition, SolarMax REP warrants electrical meters and roofing work which SolarMax REP undertakes in connection with the installation services according to the terms and limitations provided in the sections entitled "Meter Warranty" and "Roofing Warranty," below. The limited warranties in this section and as otherwise provided herein shall transfer from the original Buyer/end user to subsequent buyers/end users for the remainder of the warranty term provided the solar system is not moved or relocated from its originally installed location.

Warranty Exclusions

If, in SolarMax REP's sole judgment, a solar system has been subject to misuse, neglect or accident or has been damaged through abuse, alteration, failure to follow SolarMax REP's or the manufacturers' operation or maintenance instructions, or repaired by anyone other than SolarMax REP and its authorized dealers/installers, the warranties herein will not be applicable. These warranties will also not cover damage due to acts of God, power failures, lightning, fire, flood, severe weather, hailstorms, insect and pest infestation, and other events reasonably beyond SolarMax REP's control. Warranty coverage does not include any transportation costs for return of components or for reshipment of any repaired or replaced components. SolarMax REP also does not warrant the component parts of the solar system unless such component parts are manufactured by SolarMax REP and/or an affiliate of SolarMax REP, in which case the subject component part is subject to separate warranty (not Limited Installation Services Warranty), as provided in the Warranty for SolarMax Component Parts and other terms, below.

Limitations of Warranty and Liability

Electrical meters and roofing work are not included in the Installation Services Warranty, but are provided according to the terms and limitations provided in the sections entitled "Meter Warranty" and "Roofing Warranty," below. Additionally, except as to component parts of the solar system manufactured by SolarMax REP and/or marketed under a SolarMax REP or Affiliate's brand name (as provided in the section entitled "Warranty for SolarMax Component Parts," below), SolarMax REP makes no warranties whatsoever regarding the component parts of the solar system. However, SolarMax REP does, for solar system components purchased through SolarMax REP, hereby assign and pass through to the system Buyer all manufacturers' warranties for the component parts of the solar system, to the greatest extent such warranties are assignable. Damage to persons, roofing or other property, or other loss or injury, resulting from defects in

the solar system or use thereof shall not be the responsibility of SolarMax REP. SolarMax REP will not under any circumstances be liable for any indirect, special, incidental or consequential damages of any nature, whether based on contract, tort or other legal theory including, without limitation, business interruption costs, removal and/or reinstallation costs, re-procurement costs, repair and/or replacement costs, loss of profit or revenue, loss of data, promotional or manufacturing expenses, overhead charges, injury to business reputation or loss of customers, even if SolarMax REP has been advised of the possibility of such damages. Some states do not allow the exclusion or limitation of incidental or consequential damages, so the above limitation or exclusion may not apply to you. In all cases, SolarMax REP's total liability will be limited to the price of services performed by SolarMax REP. NO IMPLIED STATUTORY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE SHALL APPLY TO SOLARMAX REP'S INSTALLATION SERVICES.

Warranty for SolarMax Component Parts
To the extent the solar system utilizes component parts manufactured by SolarMax REP and/or marketed under a "SolarMax" brand name (including those manufactured and/or marketed by a SolarMax REP-affiliated entity, such as a parent, subsidiary or sister company of SolarMax REP; hereafter, an "Affiliate"), such component parts are warranted by SolarMax REP and/or the Affiliate in accordance with the warranty(ies) provided separately for such component part(s). To the extent the solar system utilizes component parts manufactured by SolarMax REP and/or marketed under a SolarMax REP or Affiliate brand name, all terms and conditions of the warranty(ies) for such component part(s) (if any) are incorporated herein by reference.

Electrical Meters
SolarMax REP warrants that, to the extent the installation services include electrical meter installation, such work shall be free from defects in workmanship, system and component breakdown, and degradation in electrical output of more than fifteen percent (15%) from such meter's originally rated electrical output for a period of one (1) year from the date of the original installation services; provided, however, that if such meter is integrated into an inverter installed as part of the Buyer's solar system, then such warranty period shall be ten (10) years. The warranty provided under this section is subject to the limitations provided at the sections entitled "Warranty Exclusions," "Limitation of Warranty and Liability," and other limitations herein.

Roofing Warranty
SolarMax REP warrants that all penetrations of the roofing structure of the system Buyer's home will be "water-tight" and will not result in leaks, water intrusion, or related water damage to the roofing structure or underlying materials of the home for a period of ten (10) years from the first date of the original installation services. Additionally, to the extent that SolarMax REP installs, repairs, modifies and/or replaces a portion or all of the roofing structure of the system Buyer's home in connection with installing the solar system or otherwise performing installation services, SolarMax REP warrants such repair, modification and/or replacement work to adhere with all required codes and specifications. SolarMax REP warrants that any such portions of the roofing structure which SolarMax REP has installed, repaired, modified, and/or replaced will be "water tight" and will be free from leaks, water intrusion, or related water damages to the roofing structure or underlying materials of the home for a period of ten (10) years from the date the repair, modification, and/or replacement is completed. It is a breach of warranty if the roof surface or roof components (including flashing, vents, and roof penetrations) installed, repaired, modified or replaced by SolarMax REP leak during the first ten (10) years due to either a defect

in workmanship, failure to comply with an applicable building code, or failure to follow the manufacturer's recommendations. Normal repair for a defective roof is to patch, repair or replace the portion of the roof that is leaking. Cosmetic defects (including but not limited to normal wear, shrinkage, blisters, ridges, wrinkles, buckles, splits or slippage), design deficiencies (including but not limited to ponding, improper drainage or inadequate attachment of the substrate), casualties (including but not limited to fire, lightning, flood, earthquake, hurricane, tornado or impact from falling objects), abuse, improper maintenance, and modification of the roof are not covered under this warranty. Manufacturing defects in roofing materials may be covered under the manufacturer's warranty, but are not covered under this warranty. As used herein, the terms "install," "repair," "modification," and "replacement" do not include penetrations of the Buyer's existing roofing structure. The warranties provided under this section are subject to the following limitations: (a) the limitations provided at the sections entitled "Warranty Exclusions," "Limitation of Warranty and Liability," and other limitations herein shall apply to the this Roofing Warranty; (b) installations, repairs, modifications, replacement, or other alteration of any portion or all of the roofing structure which are undertaken or caused by the system Buyer or other party subsequent to completion of work by SolarMax REP shall render this warranty null and void; (c) this Roofing Warranty does not cover any of the following items or conditions: (i) damages to personal property or bodily injury; (ii) damages or defects that result from circumstances beyond the control of SolarMax REP including, but not limited to, accidents, fire, explosion, smoke, falling objects, damage from aircraft, vehicles, lightning, windstorm, hail, flood, mudslide, earthquake, volcanic eruption, wind-driven water, or unforeseeable change in the underground water table; (iii) damage or defects in materials or workmanship supplied by anyone other than SolarMax REP, employees of SolarMax REP, agents or those working under the direction of SolarMax REP (including Subcontractors; collectively "Agents"); (iv) damages or losses that result from water leakage; (v) damages or losses that result from soil movement that is covered by insurance or that is compensated for by legislation; (vi) insect damage; (vii) any Claim for warranty that is not filed in compliance with the terms required by the Contract Documents; (viii) defects or damages that result from poor maintenance practice, improper operation or modification, abuse, neglect or normal wear and tear; (ix) damages caused or made worse by negligence (including but not limited to improper operation or improper maintenance) by anyone other than SolarMax REP or its Agents; and/or damages caused by a failure of Buyer or anyone other than SolarMax or its Agents to comply with the warranty requirements of the manufacturer. SolarMax REP has no liability for incidental or consequential damages from breach of any warranty provided by this agreement insofar as the loss claimed is covered by insurance of Buyer or for which Buyer has a right of recovery from any other party.

Warranty Claim Procedure

Claims under this warranty will be considered if submitted by registered or certified mail to SolarMax Renewable Energy Provider, Inc., 3080 12th Street, Riverside, CA 92507 within 60 days following the discovery of any defect covered by this warranty, with specific details in writing, and provided SolarMax REP or its agents are permitted a commercially reasonable opportunity to examine and analyze the workmanship claimed to be defective. An authorized representative of SolarMax REP must approve any claim in writing. THIS WARRANTY, WHICH IS LIMITED AS INDICATED ABOVE, PROVIDES SPECIFIC LEGAL RIGHTS. YOU MAY ALSO HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE AND COUNTRY TO COUNTRY.

SolarMax Renewable Energy Provider, Inc.
3080 12th Street
Riverside, CA 92507

sales@solarmaxtech.com
951.300.0788Office/951.213.3099Fax
License#: 972048

19. Production Guaranty

This Production Guaranty is a part of the Home Improvement Contract between SolarMax REP and the Buyer(s), and constitutes a part of the "Contract Documents," as such term is used in the Home Improvement Contract. SolarMax REP guarantees solar energy production from the Photovoltaic System on the terms and conditions provided below:

Estimate of Annual Solar Energy Production

SolarMax REP will submit a written estimate of annual solar energy production once the final design of the Photovoltaic System has been approved by the Buyer(s). The estimate will cover annual solar energy production of the Photovoltaic System over a period of 10 years after System completion (the "Guarantee Period"). The estimate shall be provided on a form substantially similar to that attached to this Production Guaranty (the "Estimate Form"), and will include related source data concerning the estimated output (such as a standard *PV Watts* summary). The Buyer(s)'s signature to the Estimate Form shall constitute acknowledgment and consent of the Photovoltaic System's estimated annual output. Failure or refusal to sign the Estimate Form shall render this Production Guaranty void and unenforceable.

Notice:

While SolarMax REP guarantees solar energy production as provided in this Production Guaranty, SolarMax REP does not guarantee the amount of your future electric utility bill amounts. Your electric utility bill is based on your net electricity consumption from your electric utility, utility rates, and other factors. We cannot predict; how much electricity you may consume in the future, future utility rates, or other factors that determine your electric utility bill amount. Any estimated savings communicated to you by a representative of SolarMax REP are only an estimate, are not guaranteed, and are not part of this Home Improvement Contract.

Guaranty Against Production Shortfalls

SolarMax REP guarantees that the Photovoltaic System will produce at least ninety five percent (95%) of the estimated electrical output for each year during the Guarantee Period (the "Guaranteed Production"). The level of Guaranteed Production shall be stated on the Estimate Form prior to its submission to the Buyer(s). Should actual solar energy production for any year during the Guarantee Period be less than the Guaranteed Production, SolarMax REP will reimburse the Buyer(s) for the difference in production (the "Shortfall"). The reimbursement amount will be determined based upon the average cost of electric power paid by the Buyer(s) during the year of the Shortfall, as follows:

(average electric power cost during the guarantee period) x (Shortfall) = reimbursement amount

Payment for any Shortfall will be made within thirty (30) days after confirmation by SolarMax REP of an annual shortfall in production. Any dispute over the value of the Shortfall will be addressed by consultation between SolarMax REP and the Buyer(s), and if such dispute is not thereby resolved informally, it shall be settled pursuant to the dispute resolution provisions of Section 20 of the Home Improvement Contract.

Record of Annual Production

SolarMax REP will keep a record of annual solar energy production by observing equipment monitors. The Buyer(s) has the right to review the record of annual production and may engage a consultant to verify that any report of electrical production made by SolarMax REP is accurate. If annual solar energy production is greater than the Guaranteed Production, the excess shall be applied to offset any Shortfall which may occur during subsequent years.

Assignment

This Production Guaranty may be assigned to subsequent owners of the property who give notice to SolarMax REP and agree to assume the obligations of the original Buyer(s) under the Home Improvement Contract.

Prohibition Against Modification/Removal

This Production Guaranty shall be null and void during any year in which the Buyer(s) modifies or removes the Photovoltaic System or any part of equipment installed with the Photovoltaic System, or fails to take corrective action when notified of a defect by SolarMax REP.

System Monitoring and Internet Connectivity

The Photovoltaic System requires monitoring to ensure production that meets expectations. Monitoring is performed via an Internet connection to a monitoring system and/or inverter. Without monitoring, solar collection may fall below design values or cease entirely for an extended period of time. This Production Guaranty is contingent upon the Buyer(s) purchasing a monitoring system compatible with the requirements of SolarMax REP, and maintaining Internet connectivity for the monitoring system throughout the Guarantee Period. It is the Buyer(s)'s obligation to ensure that sufficient Internet service is maintained during the Guarantee Period. This Production Guaranty shall be null and void if the Buyer(s) fails to notify SolarMax REP promptly when the Internet connection has been out of operation or is insufficient for thirty (30) consecutive days. In the event of an Internet outage lasting up to thirty (30) consecutive days, SolarMax REP may estimate the power produced by the Photovoltaic System and utilize such estimate in determining compliance with the Production Guaranty. In the event of an Internet outage and/or insufficiency lasting thirty (30) consecutive days or more, SolarMax REP shall have the right to declare this Production Guaranty is void. Buyer is advised of the provisions at subdivisions r and s of Section 7, above, which provide further terms and conditions concerning monitoring and Internet connectivity.

Overshadowing, Shading and Interference

The Buyer(s) will take all commercially reasonable steps to prevent overshadowing, shading or other interference with equipment installed as part of the Photovoltaic System. Protection of solar rights is the responsibility of the Buyer(s). The Buyer(s) shall not be entitled to reimbursement for shortfalls caused by overshadowing, shading or other interference not attributable to the design of the Photovoltaic System and accompanying equipment.

SolarMax Renewable Energy Provider, Inc.
3080 12th Street
Riverside, CA 92507

sales@solarmaxtech.com
951.300.0788Office/951.213.3099Fax
License#: 972048

System Maintenance

The Photovoltaic System requires regular maintenance after installation to ensure operations that meets expectations. Regular maintenance includes: (1) inspecting Photovoltaic System components and support structures for function and security; (2) use of approved substances and procedures to remove accumulated dust, dirt and debris from system components; and (3) removal and replacement of deteriorated, damaged or out of specification parts. Without regular cleaning, solar collection may fall to as little as seventy five percent (75%) of design values. Without regular maintenance, solar collection may cease entirely. No maintenance is provided by this Production Guaranty. The Buyer(s) is responsible for maintenance of the Photovoltaic System during the Guarantee Period. The Buyer(s) shall not be entitled to reimbursement for Shortfalls caused by failure to perform regular maintenance of the Photovoltaic System and accompanying equipment.

Acknowledgment

By signing below, the Buyer(s) acknowledges that he/she/they have read and understand the terms of this Production Guaranty, and affirm its inclusion as part of the Contract Documents.

________________	________	________________	________
Buyer	Date	Buyer	Date
________________		________________	
Printed Name		Printed Name	

20. **ARBITRATION OF DISPUTES**

ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATED TO THE PERFORMANCE OF SOLARMAX REP, EITHER PARTY'S BREACH OF THE AGREEMENT, AND ANY OTHER MATTER ARISING FROM AND/OR RELATED TO THIS AGREEMENT, SHALL BE SETTLED BY BINDING ARBITRATION IN ACCORDANCE WITH THE CONSTRUCTION INDUSTRY ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. THE COST FOR ANY ARBITRATION SHALL BE IN CONFORMANCE WITH THE REQUIREMENTS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1284.3 AND THE CONSUMER COSTS OF ARBITRATION PUBLISHED BY THE AMERICAN ARBITRATION ASSOCIATION.

THE CONSTRUCTION INDUSTRY ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION ARE AVAILABLE ONLINE AT THE FOLLOWING WEB SITE:

https://www.adr.org/aaa/ShowProperty?nodeId=/UCM/ADRSTG_00429

THE CONSUMER COSTS OF ARBITRATION ARE AVAILABLE ONLINE AT THE FOLLOWING WEB SITE:

https://www.adr.org/aaa/ShowPDF?doc=ADRSTAGE2026862

IF YOU ARE NOT ABLE TO ACCESS THESE DOCUMENTS ONLINE, COPIES WILL BE PROVIDED BY SOLARMAX REP UPON REQUEST. THE TERMS OF SAID DOCUMENTS ARE INCORPORATED HEREIN BY REFERENCE.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE BUSINESS AND PROFESSIONS CODE OR OTHER APPLICABLE LAWS. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION.

Buyer's Initials____________Buyer's Initials ____________

SolarMax REP Initials ____________

21. **Dispute Resolution**

a. Except as provided elsewhere in this agreement, and unless the Arbitration of Disputes Section above is initialed by Buyer(s), all Claims and disputes between Contractor and Owner arising out of or relating to the Contract Documents or contract warranty or the breach thereof, except for Claims which have been waived by the making or acceptance of final payment, may be decided by courts of competent jurisdiction in the county where the Photovoltaic System is located.

b. Should either Party bring suit in court to enforce the terms of this agreement, any judgment awarded shall include court costs and reasonable attorney's fees to the successful Party plus interest at the legal rate.

22. **Insurance**

a. **General Requirements**

SolarMax REP shall carry workers' compensation insurance and public liability insurance as required by Law and regulation for the protection of SolarMax REP and Buyer during progress of the Work.

b. **Commercial General Liability Insurance (CGL)**

SolarMax REP carries commercial general liability insurance. You may contact Federal Insurance Company at 626-966-1791 to check insurance coverage of SolarMax REP. A notice concerning commercial liability insurance is attached to this contract.

c. **Worker's Compensation Insurance**

SolarMax REP carries workers' compensation insurance for all employees.

23. **Assignment of the Contract**

Except as otherwise provided in this contract, Buyer shall not assign this contract without the written consent of SolarMax REP.

24. **Choice of Law**

The contract shall be governed by the Law of the State of California.

25. **Choice of Venue**

The Parties agree that venue for any action related to performance of this contract shall be the appropriate court in the State of California.

26. **Entire Agreement**

The Contract Documents are the entire agreement and constitute a complete integration of all understandings between SolarMax REP and Buyer on the subject of the Photovoltaic System. The Contract Documents supersede all prior negotiations, representations and agreements, whether written or oral. No subsequent notation, renewal, addition, deletion, change or amendment to this contract shall have any force or effect unless in the form of a written Change Order or amendment to this contract.

27. **Severability**

If any provision of this contract is interpreted or rendered invalid and unenforceable, then the remainder of this contract shall remain in full force and effect.

28. **Inspections**

a. SolarMax REP shall schedule and coordinate all Inspections required by the Contract Documents and by public authority so as not to delay the progress of the Work or the Work of Buyer or Separate Contractors. SolarMax REP shall schedule Inspections during regular Work Days and normal business hours, unless mutually agreed by SolarMax REP, Buyer, and Inspector.

b. Buyer and Inspectors from the public authority having jurisdiction shall have access to all construction, materials and equipment on the Job Site for the purpose of making Inspections. On request of Buyer, SolarMax REP shall provide an employee of SolarMax REP to accompany the Inspector.

29. **Contractor Claims for Delay**

a. The Contract Price shall be adjusted for any increase in the cost of performance of this contract caused by suspension, delay or interruption of the Work due to: (1) A decision of Buyer to change the Scope of the Work, unless the decision is the result of an error or omission by SolarMax REP, (2) A decision of Buyer to suspend the Work, unless the decision is the result of an error or omission by SolarMax REP, (3) A failure by Buyer to comply with the construction schedule, (4) Any act or neglect of Buyer or agent of Buyer or any Separate Contractor, (5) Failure of Buyer to yield control of the Job Site to SolarMax REP, or (6) Failure of Buyer to make payments when due under the terms of this agreement.

30. **Delivery of Notices**

a. Any written notice required by this contract can be: (1) Delivered by hand to the last known address of the addressee, or (2) Delivered by hand to the addressee or representative of the addressee, wherever found. Notice is effective upon delivery.

b. Any written notice required by this contract can be: (1) Delivered by enclosing in a stamped envelope addressed to the last known address of the intended recipient and either deposited in a United States Postal Service mailbox or given to a USPS employee, or (2) Consigned to a commercial courier service and addressed to the last known address of the intended recipient. Notice is effective upon delivery if proof of delivery is provided. Where no proof of delivery is available, notice is effective 5 calendar days after mailing or consignment to a courier service.

c. Any written notice required by this contract can be delivered by facsimile (fax) to the fax number listed in this contract. Notice sent by fax shall be effective on the date at which a machine-generated confirmation states the fax was received.

d. Any written notice required by this contract can be delivered by e-mail to the address listed in this contract with a read receipt requested. Notice sent by e-mail shall be effective on delivery of the read receipt.

e. The address to which notices shall be sent may be changed by sending a written notice using any means of delivery provided by this contract.

31. **Information about the Contractors' State License Board (CSLB)**

CSLB is the state consumer protection agency that licenses and regulates construction contractors.

Contact CSLB for information about the licensed contractor you are considering, including information about disclosable complaints, disciplinary actions and civil judgments that are reported to CSLB.

Use only licensed contractors. If you file a complaint against a licensed contractor within the legal deadline (usually four years), CSLB has authority to investigate the complaint. If you use an unlicensed contractor, CSLB may not be able to help you resolve your complaint. Your only remedy may be in civil court, and you may be liable for damages arising out of any injuries to the unlicensed contractor or the unlicensed contractor's employees.

For more information:
Visit CSLB's Web site at www.cslb.ca.gov
Call CSLB at 800-321-CSLB (2752)
Write CSLB at P.O. Box 26000, Sacramento, CA 95826.

SolarMax Renewable Energy Provider, Inc.
3080 12th Street
Riverside, CA 92507

sales@solarmaxtech.com
951.300.0788Office/951.213.3099Fax
License#: 972048

Signatures

The signatures that follow constitute confirmation by those signing that they have examined and understand the Contract Documents and agree to be bound by the terms of these documents.

BUYER HAS THE RIGHT TO REQUEST A PERFORMANCE AND PAYMENT BOND ON THE PHOTOVOLTAIC SYSTEM WHICH ENSURES THE PHOTOVOLTAIC SYSTEM WILL BE COMPLETED ACCORDING TO THIS AGREEMENT AND THAT LIENS ON THIS JOB ARE DISCHARGED IN RETURN FOR PAYMENT IN FULL BY BUYER.

You are entitled to a completely filled in copy of this agreement, signed by both you and the contractor, before any work may be started.

The law requires that the contractor give you a notice explaining your right to cancel. Initial the checkbox if the contractor has given you a notice of Three-Day Right to Cancel.

Buyer's Initials ☐ Buyer's Initials ☐

This agreement is entered into as of the date written below.

__________________________(Buyer 1), __________________________(Buyer 2)

________________________ ______ ________________________ ______

Buyer Signature Date Buyer Signature Date

________________________ ________________________

Printed Name Printed Name

________________________ ______

SolarMax REP, Inc, Signature Date

____

Printed Name

____

Title

SolarMax Renewable Energy Provider, Inc.
3080 12th Street
Riverside, CA 92507

sales@solarmaxtech.com
951.300.0788Office/951.213.3099Fax
License#: 972048

SCHEDULE OF VALUES, AND PAYMENT SCHEDULE
& NOTICES ABOUT PAYMENTS

SCHEDULE OF VALUES	
Total System Cost	$
Estimated Rebate Amount	$
System Price (After Rebate)	$

* Please consult a tax professional to determine eligibility for utilization of any available Tax Credit.

SCHEDULE OF PROGRESS PAYMENTS & NOTICES ABOUT PAYMENTS		
PAYMENT TYPE	AMOUNT OF PAYMENT	WHEN PAYMENT IS DUE
Down Payment*	$	Due at Signing of Agreement
***THE DOWN PAYMENT MAY NOT EXCEED $1,000 OR 10 PERCENT OF THE CONTRACT PRICE, WHICHEVER IS LESS.**		
PROGRESS PAYMENTS	AMOUNT OF PAYMENT	WHEN PAYMENT IS DUE
Delivery of Material	$	Due Upon Delivery of Material
Installation of System & Testing	$	Due Upon Completion of Installation
Estimated Rebate	$	Due Upon Receipt From or Denial By Applicable Utility or Government Agency
City/County Sign-Off	$	Final Payment Upon City/County Sign-Off*

*The final payment is due from buyer(s) upon city/county sign-off, unless financed by SolarMax REP. Any other charges are due within 2 days of city/county approval and final sign-off.

The schedule of progress payments must specifically describe each phase of work, Including the type and amount of work or services scheduled to be supplied in each phase, along with the amount of each proposed progress payment.

IT IS AGAINST THE LAW FOR A CONTRACTOR TO COLLECT PAYMENT FOR WORK NOT YET COMPLETE, OR FOR MATERIALS NOT YET DELIVERED. HOWEVER, A CONTRACTOR MAY REQUIRE A DOWNPAYMENT.

SolarMax Renewable Energy Provider, Inc.
3080 12th Street
Riverside, CA 92507

sales@solarmaxtech.com
951.300.0788Office/951.213.3099Fax
License#: 972048

Checklist for Homeowners

Check Out the Contractor

[ ] Did you contact the Contractors State License Board (CSLB) to check the status of the contractor's license?
Contact the CSLB at **1-800-321-CSLB (2752)** *or visit our web site:* **www.cslb.ca.gov**
[ ] Did you get at least 3 local references from the contractors you are considering?
Did you call them?
[ ] Building Permits - will the contractor get a permit before the work starts?

Check Out the Contract

[ ] Did you read and do you understand your contract?
[ ] Does the 3-day right to cancel a contract apply to you?
Contact the CSLB if you don't know.
[ ] Does the contract tell you when work will start and end?
[ ] Does the contract include a detailed description of the work to be done, the material to be used, and equipment to be installed?
This description should include brand names, model numbers, quantities and colors. Specific descriptions now will prevent disputes later.
[ ] Are you required to pay a down payment?
If you are, the down payment should never be more than 10 percent of the contract price or $1,000, whichever is less.
[ ] Is there a schedule of payments?
If there is a schedule of payments, you should pay only as work is completed and not before. There are some exceptions -- contact the CSLB to find out what they are.
[ ] Did your contractor give you a "Notice to Owner", a warning notice describing liens and ways to prevent them?
Even if you pay your contractor, a lien can be placed on your home by unpaid laborers, subcontractors or material suppliers. A lien can result in you paying twice or, in some cases, losing your home in a foreclosure. Check the "Notice to Owner" for ways to protect yourself.
[ ] Did you know changes or additions to your contract **must** be in writing?
Putting changes in writing reduces the possibility of a later dispute.

SolarMax Renewable Energy Provider, Inc.
3080 12th Street
Riverside, CA 92507

sales@solarmaxtech.com
951.300.0788Office/951.213.3099Fax
License#: 972048

Information about Commercial General Liability Insurance

[ ] Did your contractor tell you whether he or she carries Commercial General Liability Insurance?

Home improvement contractors are required by law to tell you whether or not they carry Commercial General Liability Insurance. This written statement must accompany the bid, if there is one, and the contract.

[ ] Is this insurance required?

No. But the Contractors State License Board strongly recommends that all contractors carry it. The Board cautions you to evaluate the risk to your family and property when you hire a contractor who is not insured. Ask yourself, if something went wrong, would this contractor be able to cover losses ordinarily covered by insurance?

[ ] How can you make sure the contractor is insured?

If he or she is insured, the contractor is required by law to provide you with the name and telephone number of the insurance company. Check with the insurance company to verify that the contractor's insurance coverage will cover your project.

[ ] What about a contractor who is self-insured?

A self-insured contractor has made a business decision to be personally responsible for losses that would ordinarily be covered by insurance. Before contracting with a self-insured contractor, ask yourself, if something went wrong, would this contractor be able to cover losses that should be covered by insurance?

SolarMax REP carries Commercial General Liability Insurance.
The insurance company is Federal Insurance Company.
You may call the insurance company at 626-966-1791 to verify coverage.

For more information about Commercial General Liability Insurance, contact the Contractors State License Board at www.cslb.ca.gov or call 1-800-321-CSLB (2752).

SolarMax Renewable Energy Provider, Inc.
308012th Street
Riverside, CA 92507

sales@solarmaxtech.com
951.300.0788Office/951.213.3099Fax
License#: 972048

[ATTACHMENT – ESTIMATE FORM]

ACKNOWLEDGMENT OF PRODUCTION GUARANTY

This document is submitted pursuant to the Production Guaranty of the Home Improvement Contract dated ________ (Date) between ______________________________ (Buyer(s)) and SolarMax Renewable Energy Provider, Inc. (SolarMax REP).

A final design for the Photovoltaic System has been completed. Pursuant to the final design, the Photovoltaic System is estimated to produce an annual output as stated in the attached *PV Watts* summary sheet (or similar technical summary if a PV Watts summary is unavailable). Based on the attached summary, the Guaranteed Production for the Photovoltaic System is as follows:

Year 1:		**kWh**	**Year 6:**		**kWh**
Year 2:		**kWh**	**Year 7:**		**kWh**
Year 3:		**kWh**	**Year 8:**		**kWh**
Year 4:		**kWh**	**Year 9:**		**kWh**
Year 5:		**kWh**	**Year 10:**		**kWh**

Based on billing information you provided, your Annual Electricity Consumption is: ________ kWh.

Your estimated first year Photovoltaic System production is: ________ kWh.

Your Photovoltaic System is designed to produce ________ of that annual consumption above.

The undersigned Buyer(s) acknowledges that he/she/they have reviewed this document and the attached summary, and understand the Production Guaranty amounts stated above.

Buyer		Buyer	
Printed Name	Date	Printed Name	Date

NOTICE TO OWNER(S): Your Home Improvement Contract includes a Notice of Three-Day Right to Cancel, as required by Business & Professions Code § 7159. SolarMax REP agrees to extend the Three-Day Right to Cancel such that the period for cancellation commences upon the date that you sign this form above, provided that all signatures are made within five (5) business days of the receiving this form from SolarMax REP. Failure or refusal to sign this form within five (5) business days of receipt will waive your rights to the Guaranteed Production listed above, and will waive the extension of your Three-Day Right to Cancel. If you have signed this form within five (5) business days of receipt, but wish to cancel this transaction, mail or deliver a signed and dated copy of the Notice of Cancellation as described in the Notice of Three-Day Right to Cancel.

[ATTACH PV WATTS SUMMARY TO THIS FORM]

California Home Improvement Contract - Change Order Form
SolarMax Renewable Energy Provider, Inc. (License Number: 972048)
3080 12th Street
Riverside, CA 92507

____ (Owner(s)) and SolarMax Renewable Energy Provider, Inc. agree that the contract dated ______________ (Date) is incorporated by reference in its entirety into this California Home Improvement Change Order and is changed as described below.

Description of the Change and Description of the Significant Materials to be Used and Equipment to be Installed Under this Change.

____

____

____

____

[_] This change adds the following amount to the Contract Price: $ ______________

[_] This change reduces the Contract Price by the following amount: $ ______________

[_] Finance charge (if any) that results from this change: $ ______________

[_] Effect this order will have on the Schedule of Progress Payments: $ ______________

Payments due under this agreement are hereby adjusted to reflect this change in the Contract Price.

Payment for this change shall become due: (Date) ______________

Completion date of Work under this agreement, including this Change Order, is adjusted to: __________

Note about Extra Work and Change Orders

Extra work and change orders become part of the contract once the order is prepared in writing and signed by the parties prior to commencement of any work covered by the new change order. The order must describe the scope of the extra work or change, the cost to be added or subtracted from the contract, and the effect the order will have on the schedule of progress payments. **You are entitled to a completely filled in copy of this agreement, signed by both you and the contractor, before any work may be started.**

Buyer Signature	Date	Buyer Signature	Date
SolarMax REP, Inc Signature	Date		

SolarMax Renewable Energy Provider, Inc.
3080 12th Street
Riverside, CA 92507

sales@solarmaxtech.com
951.300.0788Office/951.213.3099Fax
License#: 972048

Notice of Three-Day Right to Cancel

Date of Transaction: ______________________________

You, the buyer, have the right to cancel this contract within three business days. You may cancel by emailing, mailing, faxing, or delivering a written notice to the contractor at the contractor's place of business by midnight of the third business day after you received a signed and dated copy of the contract that includes this notice. Include your name, your address, and the date you received the signed copy of the contract and this notice.

If you cancel, the contractor must return to you anything you paid within 10 days of receiving the notice of cancellation. For your part, you must make available to the contractor at your residence, in substantially as good condition as you received it, any goods delivered to you under this contract or sale.

Or, you may, if you wish, comply with the contractor's instructions on how to return the goods at the contractor's expense and risk. If you do make the goods available to the contractor and the contractor does not pick them up within 20 days of the date of your notice of cancellation, you may keep them without any further obligation. If you fail to make the goods available to the contractor, or if you agree to return the goods to the contractor and fail to do so, then you remain liable for performance of all obligations under the contract.

To cancel this transaction, mail or deliver a signed and dated copy of the Notice of Cancellation, or any other written notice to:
SolarMax Renewable Energy Provider, Inc.
3080 12th Street
Riverside, CA 92507
not later than midnight of (Date) ______________________________

California Business and Professions Code Section § 7159 requires that this form be signed and dated when the contract is signed.

My signature below acknowledges receipt of this Notice of Three-Day Right to Cancel and two copies of the form Notice of Cancellation.

______________________	______	______________________	______
Buyer Signature	**Date**	**Buyer Signature**	**Date**
______________________	______	______________________	______
Additional Owner Signature	**Date**	**Additional Owner Signature**	**Date**

Notice of Cancellation (California Business & Professions Code § 7159)

Date the contract was signed: (Date) ______________________

You may cancel this transaction, without any penalty or obligation, within three business days from the above date. If you cancel, any property traded in, any payments made by you under the contract or sale, and any negotiable instrument executed by you will be returned within 10 days following receipt by the seller of your cancellation notice, and any security interest arising out of the transaction will be canceled. If you cancel, you must make available to the seller at your residence, in substantially as good condition as when received, any goods delivered to you under this contract or sale, or you may, if you wish, comply with the instructions of the seller regarding the return shipment of the goods at the seller's expense and risk. If you do make the goods available to the seller and the seller does not pick them up within 20 days of the date of your notice of cancellation, you may retain or dispose of the goods without any further obligation. If you fail to make the goods available to the seller, or if you agree to return the goods to the seller and fail to do so, then you remain liable for performance of all obligations under the contract."

To cancel this transaction, mail or deliver a signed and dated copy of this cancellation notice, or any other written notice, or send a telegram to:
SolarMax Renewable Energy Provider, Inc.
3080 12th Street
Riverside, CA 92507

Any cancellation must occur no later than midnight of (Date)___________________.

I hereby cancel this transaction:
Date of cancellation (Date) ______________________

____
Buyer Signature

____
Buyer Name

Notice of Cancellation (California Business & Professions Code § 7159)

Date the contract was signed: (Date) ______________________

You may cancel this transaction, without any penalty or obligation, within three business days from the above date. If you cancel, any property traded in, any payments made by you under the contract or sale, and any negotiable instrument executed by you will be returned within 10 days following receipt by the seller of your cancellation notice, and any security interest arising out of the transaction will be canceled. If you cancel, you must make available to the seller at your residence, in substantially as good condition as when received, any goods delivered to you under this contract or sale, or you may, if you wish, comply with the instructions of the seller regarding the return shipment of the goods at the seller's expense and risk. If you do make the goods available to the seller and the seller does not pick them up within 20 days of the date of your notice of cancellation, you may retain or dispose of the goods without any further obligation. If you fail to make the goods available to the seller, or if you agree to return the goods to the seller and fail to do so, then you remain liable for performance of all obligations under the contract."

To cancel this transaction, mail or deliver a signed and dated copy of this cancellation notice, or any other written notice, or send a telegram to:
SolarMax Renewable Energy Provider, Inc.
3080 12th Street
Riverside, CA 92507

Any cancellation must occur no later than midnight of (Date)____________________.

I hereby cancel this transaction:
Date of cancellation (Date) ______________________________

____
Buyer Signature

____
Buyer Name

SolarMax Renewable Energy Provider, Inc.
308012th Street
Riverside,CA92507

sales@solarmaxtech.com
951.300.0788Office/951.213.3099Fax
License#: 972048

NOTICE OF RIGHT TO CANCEL UNDER REGULATION Z

(12 CFR 226.15(b) requires that each owner receive two copies of this notice.)

To: Buyer

Re: Your right to cancel Photovoltaic System

You are entering into a transaction that may result in a security interest being placed on your home. You have a legal right under federal law to cancel this transaction, without cost, within three business days from whichever of the following events occurs last:

(1) The date of the transaction, which is________________________________, or

(2) The date you receive your Truth in Lending disclosures, or

(3) The date you receive this notice of your right to cancel.

If you cancel this transaction, the security interest is also cancelled. Within 20 calendar days after we receive your notice, we must take the steps necessary to reflect the fact that the security interest on your home has been cancelled, and we must return to you any money or property you have given us or to anyone else in connection with this transaction.

You may keep any money or property we have given you until we have done the things mentioned above, but you must then offer to return the money or property. If it is impractical or unfair for you to return the property, you must offer its reasonable value. You may offer to return the property at your home or at the location of the property. Money must be returned to the address below. If we do not take possession of the money or property within 20 calendar days of your offer, you may keep it without further obligation.

How to cancel:
If you decide to cancel this transaction, you may do so by notifying us in writing at:
SolarMax Renewable Energy Provider, Inc.
3080 12th Street
Riverside, CA 92507
951-300-0788

You may use any written statement that is signed and dated by you and states your intention to cancel, or you may use this notice by dating and signing below. Keep one copy of this notice because it contains important information about your rights.

If you cancel by mail or telegram, you must send the notice no later than midnight of ______________________(midnight of the third business day following the latest of the three events listed above). If you send or deliver your written notice to cancel some other way, it must be delivered to the above address no later than that time.

I WISH TO CANCEL.

____________________________ ________________

Signature Date

____

Name

See the next page for important information about what happens if this agreement is cancelled.

Notice Required by 12 Code of Federal Regulation Section 226.15(d), Effects of Rescission

(1) When a consumer rescinds a transaction, the security interest giving rise to the right of rescission becomes void, and the consumer shall not be liable for any amount, including any finance charge.

(2) Within 20 calendar days after receipt of a notice of rescission, the creditor shall return any money or property that has been given to anyone in connection with the transaction and shall take any action necessary to reflect the termination of the security interest.

(3) If the creditor has delivered any money or property, the consumer may retain possession until the creditor has met its obligation under paragraph (d)(2) of this section. When the creditor has complied with that paragraph, the consumer shall tender the money or property to the creditor or, where the latter would be impracticable or inequitable, tender its reasonable value. At the consumer's option, tender of property may be made at the location of the property or at the consumer's residence. Tender of money must be made at the creditor's designated place of business. If the creditor does not take possession of the money or property within 20 calendar days after the consumer's tender, the consumer may keep it without further obligation.

SolarMax Renewable Energy Provider, Inc.
3080 12th Street
Riverside,CA92507

sales@solarmaxtech.com
951.300.0788Office/951.213.3099Fax
License#: 972048

NOTICE OF RIGHT TO CANCEL UNDER REGULATION Z

(12 CFR 226.15(b) requires that each owner receive two copies of this notice.)

To: Buyer

Re: Your right to cancel Photovoltaic System

You are entering into a transaction that may result in a security interest being placed on your home. You have a legal right under federal law to cancel this transaction, without cost, within three business days from whichever of the following events occurs last:

(1) The date of the transaction, which is____________________________, or

(2) The date you receive your Truth in Lending disclosures, or

(3) The date you receive this notice of your right to cancel.

If you cancel this transaction, the security interest is also cancelled. Within 20 calendar days after we receive your notice, we must take the steps necessary to reflect the fact that the security interest on your home has been cancelled, and we must return to you any money or property you have given us or to anyone else in connection with this transaction.

You may keep any money or property we have given you until we have done the things mentioned above, but you must then offer to return the money or property. If it is impractical or unfair for you to return the property, you must offer its reasonable value. You may offer to return the property at your home or at the location of the property. Money must be returned to the address below. If we do not take possession of the money or property within 20 calendar days of your offer, you may keep it without further obligation.

How to cancel:
If you decide to cancel this transaction, you may do so by notifying us in writing at:
SolarMax Renewable Energy Provider, Inc.
3080 12th Street
Riverside, CA 92507
951-300-0788

You may use any written statement that is signed and dated by you and states your intention to cancel, or you may use this notice by dating and signing below. Keep one copy of this notice because it contains important information about your rights.

If you cancel by mail or telegram, you must send the notice no later than midnight of ____________________(midnight of the third business day following the latest of the three events listed above). If you send or deliver your written notice to cancel some other way, it must be delivered to the above address no later than that time.

I WISH TO CANCEL.

________________________ ________________

Signature Date

____

Name

See the next page for important information about what happens if this agreement is cancelled.

Notice Required by 12 Code of Federal Regulation Section 226.15(d), Effects of Rescission

(1) When a consumer rescinds a transaction, the security interest giving rise to the right of rescission becomes void, and the consumer shall not be liable for any amount, including any finance charge.

(2) Within 20 calendar days after receipt of a notice of rescission, the creditor shall return any money or property that has been given to anyone in connection with the transaction and shall take any action necessary to reflect the termination of the security interest.

(3) If the creditor has delivered any money or property, the consumer may retain possession until the creditor has met its obligation under paragraph (d)(2) of this section. When the creditor has complied with that paragraph, the consumer shall tender the money or property to the creditor or, where the latter would be impracticable or inequitable, tender its reasonable value. At the consumer's option, tender of property may be made at the location of the property or at the consumer's residence. Tender of money must be made at the creditor's designated place of business. If the creditor does not take possession of the money or property within 20 calendar days after the consumer's tender, the consumer may keep it without further obligation.

EXHIBIT E

LOANPAL LOAN AGREEMENT

LOANPAL
8781 Sierra College Blvd, Roseville, CA 95661 Phone: 1-877-290-9991

Truth in Lending Disclosure Statement

Borrower:
Co-Borrower:
Email:
Phone:
Home Solar/Storage Loan Agreement Number:

Residence Address:

Effective Date:

ANNUAL PERCENTAGE RATE The cost of your credit as a yearly rate	**FINANCE CHARGE** The dollar amount the credit will cost you	**Amount Financed** The amount of credit provided to you or on your behalf	**Total of Payments** The amount you will have paid after you have made all payments as scheduled

Monthly Payment Schedule

Number of Payments	Amount of Payments	When Payments Are Due
1		Monthly, beginning
16		Monthly, beginning
		Monthly, beginning
1		

"(e)" means an estimate

Security:	You are giving a security interest in the personal property you are purchasing in this transaction and your rights under any related agreement.
Prepayment:	If you pay off your loan early, you will not have to pay a penalty.
Contract Reference:	See your Home Solar/Storage Loan Agreement ("Agreement") for any additional information about nonpayment, default, and any required repayment in full before the scheduled date.

Itemization of Amount Financed

Itemization of the amount financed:	
Amount given to you directly:	$0
Amount paid to others on your behalf:	to

The "Loan Start Date" is the date we send funds to your contractor. This date must be within 180 days of the initial application date.

The Payment Schedule shown above assumes that you make no voluntary prepayments on your Loan. However, we have designed the Loan so that it will re-amortize at the end of the 18th month after your Loan Start Date. As a result, if you make all scheduled payments on time and also make sufficient voluntary prepayment(s) to reduce your total loan amount to the "Target Balance" by the "Target Balance Date" described in your Agreement, your payments from month 19 through the end of your term will be approximately equal to your initial monthly payment stated above.

By signing below, you acknowledge that you have read and received a complete copy of this disclosure to keep for future reference before you signed your Agreement.

Borrower:______________________ _________ **Co-Borrower:**______________________ _________

Loanpal: Matt Dawson
Matt Dawson, COO

LOANPAL
8781 Sierra College Blvd, Roseville, CA 95661 Phone: 1-877-290-9991

Home Solar/Storage Loan Agreement

Borrower:
Co-Borrower:
Email:
Phone:
Effective Date:

Residence Address:

This document provides a Summary of the terms and conditions of your Home Solar/Storage Loan.

SUMMARY OF LOAN TERMS AND PAYMENTS

LOAN TERM	TOTAL LOAN AMOUNT	INITIAL MONTHLY PAYMENT	FIXED INTEREST RATE	TARGET BALANCE	TARGET BALANCE DATE	ADJUSTED MONTHLY PAYMENT*

(e) means estimate
* Adjusted monthly payment assumes that no prepayment was made and the Target Balance was not met by the Target Balance Date

SOLAR/STORAGE SYSTEM INFORMATION

Installation Contractor: *Home Improvement Agreement Number:

* Purchased Goods under this Home Solar/Storage Loan Agreement will be detailed in your Home Improvement Agreement

HOME SOLAR/STORAGE LOAN INFORMATION

Loan Start Date and First Payment Date

The Loan Start Date and First Payment Date will be outlined in your Loan Closing Certificate (Exhibit A), and example of which is fully incorporated herein. This certificate will be sent to you following disbursement of the loan proceeds.

The Loan Start Date will be the date that we disburse loan proceeds to your Contractor.

The estimated First Payment Date assumes you will begin making payments approximately 60 days after the Loan Start Date. The longer your First Payment Date is from the Loan Start Date, the more interest you will pay, as interest on this loan accrues on the outstanding principal balance until the First Payment Date. If you wish to reduce the amount of interest that accrues, you can begin making payments earlier, at any time you choose after the Loan Start Date.

Your loan application was approved for a period of 180 days from the initial credit report date. If the Loan Start Date does not occur within 180 days, we will request a new credit report from the credit bureaus, to make sure that you continue to qualify for the same loans terms. This may impact your credit score.

Tax Credit

You may be eligible for a federal solar investment tax credit. You acknowledge that eligibility for this tax credit is not guaranteed. In order to realize the benefits of the solar investment tax credit, you must have federal income liability that is at least equal to the value of the credit. We are not financially responsible for your receipt of any tax credits related to the System. We do not provide tax advice and nothing in this Home Solar Loan Agreement is intended to be used as tax advice. To determine your eligibility for any federal solar investment tax credit, you should make an independent assessment or consult with your tax advisor.

Target Balance Payments and Initial Monthly Payments

You are not required to make prepayments. However, you acknowledge that in order to avoid an increase in your Initial Monthly Payment, you must make one or more voluntary prepayments equal to 30% of your Total Loan Amount by your Target Balance Date. If you pay more than 30% of your Total Loan Amount, your monthly payments will be adjusted to a lower amount. If you do not make any prepayments, or if your prepayments are less than 30% of your Total Loan Amount, your monthly payments will be adjusted to a higher amount. You also understand that your Initial Monthly Payments will not be fully amortizing, but your new Monthly Payment after the Target Balance Date will be fully amortizing.

Security Agreement

You authorize us to file on your behalf any documentation, including but not limited to a copy of this Agreement, a UCC financing statement and/or a county fixture filing required to perfect our security interest in the Collateral to the extent required by applicable law, as outlined in Section 6 of this agreement.

FOR MASSACHUSETTS BORROWERS ONLY: **You, the buyer, may cancel this transaction at any time prior to midnight of the third business day after the date of this transaction. See the attached notice of cancellation form for an explanation of this right.**

HOME SOLAR/STORAGE LOAN AGREEMENT

THIS AGREEMENT IS LEGALLY BINDING AS OF AND FOLLOWING THE EFFECTIVE DATE. IN THIS AGREEMENT, THE WORDS "YOU" AND "YOUR" REFER TO BORROWER, CO-BORROWER AND BORROWER'S AND/OR CO-BORROWER'S PERMITTED ASSIGNEES, AND THE WORDS "LENDER," "WE," "US" AND "OUR" REFER TO LOANPAL OR ITS ASSIGNEES. THIS AGREEMENT SUPERSEDES ANY PRIOR AGREEMENT BETWEEN YOU AND US CONCERNING THE SAME SUBJECT MATTER.

1. **INTRODUCTION.** The parties (each, a "Party" and collectively, "Parties") to this Agreement are you and Paramount Equity Mortgage, LLC d/b/a Loanpal ("Loanpal"). Your solar installation contractor ("Contractor") has provided us with a copy of a signed home improvement agreement between you and the Contractor (the "Home Improvement Agreement") under which it will install solar panels, inverters, racking systems, wiring, electrical and mechanical connections, metering, monitoring and/or other distributed generation interconnect equipment ("Solar Equipment") and may, in addition, install new roofs and related roofing materials, battery storage equipment, electrical vehicle power charging equipment, and thermostat equipment, and provide landscaping services to accommodate the solar system (together with the Solar Equipment, "Purchased Goods") at your home ("Residence") located at the Residence Address listed above.

2. **PROMISE TO PAY.** For value received, you promise to pay to Loanpal or its assignees, the principal sum of the Total Loan Amount, with interest as set forth in Section 3 ("Interest and Payments") and any fees assessed in Section 4 ("Fees") below.

3. **INTEREST AND PAYMENTS.**

a. Payment Timing. Your first Monthly Payment is due and payable on the First Payment Date (estimated on the Truth in Lending Disclosure and finalized on the Loan Closing Certificate).

b. Payment Application. If you make a payment that satisfies all current and past due installments, any additional payment will be allocated as set forth in the following sentence, but that additional payment will not change the due date for any payment that comes due in the future. To the extent permitted by applicable law, all payments or prepayments will be applied first to accrued interest, then to unpaid principal in the inverse order of maturity (last to first), and then to our fees or costs payable to us under this Agreement.

c. Accrual. Interest will accrue on the loan amounts actually disbursed, with the first accrual starting on the first calendar day following the Loan Start Date. Interest will continue to accrue until all amounts owed under this Agreement are paid in full. Unpaid interest will not be added to the principal balance. To the extent permitted by applicable law, interest on your loan will be calculated on a 30/360 basis. For any partial month, interest accrues based on the actual number of days your loan is outstanding for such partial month. If you make your loan payments late, more interest will accrue, and the total finance charge you pay over the life of your loan will be higher. If you make your loan payments early, less interest will accrue, and the total finance charge you pay over the life of your loan will be less. Interest accrues between the Loan Start Date and your First Payment Date, and the longer the period of time between the Loan Start Date and your First Payment Date, the more interest will accrue. If you wish to reduce the amount of interest that accrues before your First Payment Date, you can begin making loan payments any time after the Loan Start Date. The amount of your final loan payment will change based on when you pay your monthly loan payments.

d. Interest Rate and Monthly Payment Amounts. Your interest rate is fixed (shown on Page 1) throughout the term of your loan. The monthly payments you must make, assuming you make all payments in full and on time, are set forth in your Loan Closing Certificate.

e. Target Balance / Target Balance Date / Initial Monthly Payment / New Monthly Payment: After the Target Balance Date, your loan will re-amortize to reflect your outstanding principal balance on the Target Balance Date and your new Monthly Payments will be adjusted to an amount required to cause the full repayment of the Loan by the Maturity Date. You understand that your Initial Monthly Payments will not be fully amortizing, but your new Monthly Payments after the Target Balance Date will be fully amortizing and will be calculated as follows:

(i) If you do not make any voluntary prepayments before the Target Balance Date, then your new Monthly Payment will be the Adjusted Monthly Payment.

(ii) If you make voluntary prepayments but such prepayments do not reduce your Total Loan Amount equal to or below the Target Balance by the Target Balance Date, then your new Monthly Payment will be an amount greater than your Initial Monthly Payment but less than the Adjusted Monthly Payment.

(iii) If you make voluntary prepayments and such prepayments reduce your Total Loan Amount equal to the Target Balance by the Target Balance Date, then your new Monthly Payment will be approximately equal to your Initial Monthly Payment.

(iv) If you make excess voluntary prepayments to reduce your unpaid Total Loan Amount to less than the Target Balance by the Target Balance Date, then your new Monthly Payment will be less than the Initial Monthly Payment reflected in the Loan Summary above for the remainder of the Term.

f. Maturity Date. Unless your loan is due earlier and payable as provided in this Agreement, your loan will mature on the Maturity Date. On the Maturity Date, you agree to pay in full any unpaid amounts payable under this Agreement.

g. Payment Method. You may pay by ACH or check. To pay by ACH, complete the Automatic Payment Authorization Form (the "ACH Authorization"). To pay by check, include your Loan Agreement Number on your check and mail it to LOANPAL, PO BOX 4387, Portland, OR 97208. You may change your payment method by following the instructions in the ACH Authorization.

h. Prepayment. You may prepay your loan at any time without penalty.

4. **FEES.** We will also charge you the following fees to the extent permitted by applicable law.

a. Insufficient Funds Fee. Unless prohibited by law, you will be charged a non-refundable fee of $15 for each failed electronic or check payment attempt. Your bank may assess its own fee in addition to the fee we assess.

5. **ADDITIONAL OBLIGATIONS AND REPRESENTATIONS.**

a. Collateral. To the extent permissible by law, you irrevocably grant us a limited power of attorney with full power of substitution and re-substitution, to sign any documents and perform any acts, in your name and on your behalf, for the exclusive purpose of exercising our rights with respect to the Collateral under this Agreement. You also agree not to pledge, mortgage, encumber or otherwise permit the Collateral at any time to be subject to any lien or encumbrance that is superior to our security interest.

b. Ownership Confirmation. You represent and covenant that: (1) the Residence is your primary residential home dwelling or a second/vacation home and is not a rental property, or any business or commercial establishment or used as such; (2) you, or a trust controlled by you, are the fee simple owner of the Residence and the Collateral; (3) you are not, and will not, be in breach of your Home Improvement Agreement.

c. Collateral Access. You agree to provide us or our designees after receiving reasonable notice, with access to the Residence for the purposes of (1) inspecting the Purchased Goods until this Agreement terminates or, (2) in the case of a foreclosure on the Collateral, removing the Collateral from the Residence.

d. Personal Property. You and we both expressly intend that no portion of the Collateralized Goods will constitute a "fixture" attached to any real property, and that the Collateralized Goods will be removable personal property. You also agree not to take any action that might cause the Collateralized Goods to be treated as real property or as fixtures to real property. You agree that we may make a fixture filing, if we choose, provided that you and we agree that we may enforce rights in the Collateralized Goods under the Uniform Commercial Code and not under state real estate or mortgage law.

e. Installation. You will take all steps necessary to enable the installation and proper functioning of the Purchased Goods to be completed in accordance with the Home Improvement Agreement and to be maintained in accordance with any Operations and Maintenance Agreement. You agree to keep the Purchased Goods in good working order and in compliance with manufacturing specifications, the operating and maintenance manuals, warranty requirements provided by your Installation Contractor and, if applicable, your Operations and Maintenance Contractor, and all applicable law, and not to remove or modify the Purchased Goods without our prior written consent. You agree to maintain at all times an internet connection sufficient to ensure that monitoring data for the Solar Equipment can be fully transmitted. You will be responsible for the structural integrity of the location where the Purchased Goods are installed, including structural or electrical modifications necessary to prepare your Residence for the Purchased Goods.

f. Property Conditions. You agree that Loanpal is not responsible for any known or unknown Residence conditions. Loanpal is not responsible and bears no liability for the malfunctioning of existing electrical equipment at the Residence, including but not limited to the main electrical service panel, any major electrical devices, or any other fuses or similar devices.

g. Taxes. You agree to pay, when due, your taxes, assessments, or other similar fees. If you do not pay these taxes or other fees when due, we may pay them on your behalf and add the amount we pay to the principal of our loan under this Agreement. In the event that we choose pay these taxes and/or other fees on your behalf, you agree to assist us in these efforts.

h. Required Insurance. To the extent permissible by law, you agree to maintain and pay any deductibles under a homeowners' insurance policy or equivalent insurance policy reasonably acceptable to us covering the Purchased Goods in an amount equal to the full replacement and installation cost of the Purchased Goods or the outstanding balance of the loan. If there is a payout under the property coverage for damage to the Purchased Goods, you agree to deliver those insurance proceeds to us, and we will apply those proceeds to the loan in the order of priority set forth in Section 3b. of this Agreement.

i. Credit Inquiries. You authorize us to obtain a credit report on you for any legal purpose in connection with this loan, including any update, extension of credit, review, or collection of this loan. Upon request, we will tell you the name and address of the credit bureau furnishing any report.

j. Bankruptcy. You represent that you are not contemplating bankruptcy and that you have not consulted with an attorney regarding bankruptcy in the past six months. Any communication with us required or permitted under the Federal Bankruptcy Code must be in writing, must include your loan number, and must be sent to us at the address for Loanpal.

6. GRANT OF SECURITY INTEREST IN COLLATERAL. As consideration for the loan we are providing and to secure your obligations under this Agreement, you hereby grant to us a security interest in the following property (collectively "Collateral"):

a. all Purchased Goods excluding the roof and related roofing materials, if any (such Purchased Goods which excludes the roof and related roofing materials are referred to in this Agreement as "Collateralized Goods");

b. all accessions, attachments, accessories, tools, parts, supplies, replacements of and additions to the Collateralized Goods;

c. all proceeds from warranty claims related to the Collateralized Goods, the Home Improvement Agreement and any Operations and Maintenance Agreement;

d. all your rights, title, interests, and remedies under all agreements and other documentation relating to the Collateralized Goods (including, without limitation, the Home Improvement Agreement, and Operations and Maintenance Agreement);

e. all consideration received from the collection, sale or other disposition of the Collateralized Goods, including any payment received from any insurer arising from any loss, damage or destruction of any Collateralized Goods and any other payment received as a result of possessing any Collateralized Goods, or any other proceeds of Collateralized Goods.

You authorize us to file on your behalf any documentation, including but not limited to a copy of this Agreement, a UCC financing statement and/or a county fixture filing required to perfect our security interest in the Collateralized Goods, to the extent required by applicable law. If you are refinancing your home, upon request, we may agree to lift our county fixture filing, on the Solar Equipment for a limited period for the costs incurred and provided we will be able to refile upon closing of the mortgage refinancing. If you sell your home, your loan must be paid in full to remove the UCC financing statement and county fixture filing. The actual costs incurred, if any, of removing a UCC financing statement or country fixture filing will be added to your payoff amount if you elect to pay your loan in full before the end of the loan term. Alternatively, this loan agreement may be transferred to the new home owner if the new home owner qualifies for the solar/storage loan product as outlined in Section 12.

7. INDEMNIFICATION. You agree to indemnify, defend and hold harmless us and our affiliates against any loss, liability, or damage that arises out of or relates to the transactions contemplated by this Agreement.

8. DEFAULT. You will be in default under this Agreement if any of the following occurs:

a. you fail to make any payment under this Agreement within fifteen (15) days of the date such payment is due;

b. you fail to perform any of your obligations under this Agreement and you fail to cure such failure to perform to our reasonable satisfaction within thirty (30) days after receiving notice from us of your failure to perform;

c. you terminate the Home Improvement Agreement without our consent after any loan proceeds have been disbursed;

d. you remove, modify, sell or otherwise transfer the Collateral without our approval;

e. any representation made by you on your loan application or this Agreement is false in any material respect when made;

f. any of the following occurs (each a "Bankruptcy Event"): (1) you make an application for the appointment of a receiver, trustee or custodian or a receiver, trustee or custodian is appointed for you or a majority of your assets; (2) you initiate or consent to any legal proceedings under the Bankruptcy Code, or equivalent law providing for the relief of debtors; (3) you make an assignment for the benefit of creditors; or (4) you have a petition in bankruptcy or similar relief of debtors filed against you, which is not withdrawn or discharged within thirty (30) days of being filed.

9. REMEDIES. Our remedies if you default on this Agreement include the following (to the fullest extent permitted by law):

a. General. In the event that you are in default under this Agreement, we may:

(1) Accelerate your Loan: We would declare our loan immediately due and payable. This requires you to pay in full the unpaid principal amount of the loan, all accrued interest, and any other amounts due under this agreement. Your loan will become immediately due and payable to us under a Bankruptcy Event, regardless of whether or not we take any action.

(2) Provide a report to the credit bureaus detailing any late payments, missed payments or other defaults: As required by law, you are hereby notified that a negative report reflecting on your credit record may be submitted to a credit reporting agency if you fail to fulfill the terms of this Agreement.

(3) Disable / Foreclose on the Collateral: (and exercise any other rights with respect to the Collateral that we have under this Agreement or applicable law). This includes disabling the Solar/Storage Equipment remotely or by entering upon your property; and/or entering upon your property and removing and taking possession of the Collateral and then selling, leasing, or otherwise disposing of the property.

(4) Pursue all remedies available under applicable law: Including those of a secured creditor as permitted by applicable law.

b. Cost Reimbursement; Application of Proceeds. Unless otherwise prohibited by state law, you are to promptly reimburse us, with interest, for all costs and expenses incurred in exercising our remedies related to this Agreement. If we choose to foreclose on the Collateral, we will apply any cash proceeds in the order of priority set forth in Section 3b. of this Agreement and then to you or as a court may otherwise direct.

c. Deficiency Judgment. To the fullest extent permitted by law we may require that you pay any amounts payable by you under this Agreement less any proceeds that we realize from our exercise of our remedies under this Agreement.

TO THE FULLEST EXTENT PERMITTED BY LAW, YOU ARE PERSONALLY LIABLE FOR ALL AMOUNTS PAYABLE UNDER THIS AGREEMENT. WE ARE NOT REQUIRED TO FORECLOSE ON THE COLLATERAL BEFORE INITIATING PROCEEDINGS AGAINST YOU AND YOUR ASSETS.

Our rights under this Agreement are cumulative and we may exercise these rights at any time if you default. In the event that we exercise any of our rights or remedies under this Agreement, you will continue to be in default until such time that you pay to us all amounts due and payable to us and you have cured any and all defaults. OUR FAILURE TO TAKE ANY ACTION OR DELAY TAKING ANY ACTION RELATED TO YOUR DEFAULT, OR SIMILAR OR UNRELATED DEFAULT, DOES NOT WAIVE, OR IMPLY A WAIVER OF ANY OF OUR RIGHTS UNDER THIS AGREEMENT.

10. TERMINATION. We may terminate this Agreement during any period in which a Force Majeure Event prevents, limits or otherwise impairs our ability to perform our obligations under this Agreement. This Agreement will terminate automatically if the first loan disbursement does not occur within one hundred eighty (180) days of the date you first received credit approval by us to enter into this Agreement. No delay in our exercise of the foregoing termination rights shall constitute a waiver of our continuing rights to terminate the Agreement. In addition, you may terminate this Agreement at any time prior to our disbursement of the loan proceeds, by sending advance written notice to us. The terms of this Agreement that would, by their express nature, survive the termination of this Agreement will survive and be enforceable under this Agreement. Upon termination of this Agreement, our security interest in the Collateral will terminate.

11. NOTICES AND OTHER INFORMATION. You consent to receipt through electronic mail to the email address set forth by you on Page 1 ("Designated Email") of all notices, records, disclosures and other information related to this Agreement ("Electronic Records"). All provisions of any Electronic Records are binding on you just as if they were delivered in paper. You agree to notify us if your name, email, or mailing address changes.

12. ASSIGNMENT/REGISTERED FORM. You may not assign or transfer your rights or obligations under this Agreement without our prior written consent, provided, that if you sell your home, you may transfer the loan obligations to the new home owner if (a) they meet our credit and underwriting criteria in place at that time by notifying us in writing at least thirty (30) days in advance and (b) the warranties and operations and maintenance service obligations (if any) pertaining to the Purchased Goods are transferred to the new home owner. We reserve the right to not allow assignment of the loan in cases where you are in default under this Agreement. You agree that we may assign or transfer all or a portion of this Agreement and the related documents to any third party or affiliate. Loanpal or its agent, acting as a non-fiduciary agent of the Borrower, shall maintain, a register within the meaning of U.S. Treasury Regulations Sections 5(f).103-1(c) on which it will record the names and addresses of each owner and their rights to principle and stated interest. Any transfer of all or a portion of a beneficial interest hereunder shall be recorded on such register. All parties to this agreement or their agents may treat each person or entity whose name is recorded in such register pursuant to the terms hereof as the applicable participant for all purposes under this Agreement. The register shall be available for inspection from time to time by any party hereto upon reasonable prior notice to Loanpal or any of its agents. YOU AUTHORIZE US TO PROVIDE TO A THIRD PARTY OR AFFILIATE ANY INFORMATION THAT THEY MAY REQUEST IN CONSIDERING OR IMPLEMENTING A PURCHASE OF OUR RIGHTS UNDER THIS AGREEMENT.

13. LIMITATION OF LIABILITY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, OUR LIABILITY TO YOU UNDER THIS AGREEMENT, IF ANY, SHALL BE LIMITED TO DIRECT, ACTUAL DAMAGES ONLY. YOU AGREE THAT IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR INDIRECT DAMAGES.

14. GOVERNING LAW AND MISCELLANEOUS.

NOTICE: ANY HOLDER OF THIS CONSUMER CREDIT CONTRACT IS SUBJECT TO ALL CLAIMS AND DEFENSES WHICH THE DEBTOR COULD ASSERT AGAINST THE SELLER OF GOODS OR SERVICES OBTAINED WITH THE PROCEEDS HEREOF. RECOVERY HEREUNDER BY THE DEBTOR SHALL NOT EXCEED AMOUNTS PAID BY THE DEBTOR HEREUNDER.

Except for the Arbitration agreement below, this Agreement shall be governed by federal law and, to the extent state law applies, the substantive laws of the state where the Residence is located. If any provision of this Agreement cannot be enforced, the rest of this Agreement will stay in effect. No amendment of this Agreement will be valid unless in writing and signed by both Lender and you (the Loan Closing Certificate shall not be deemed an amendment of this Agreement and is fully incorporated into this Agreement). This Agreement represents the entire agreement between the Parties regarding your loan. Our rights under this Agreement shall inure to the benefit of our successors and assigns, and your obligations under this Agreement shall be binding upon your heirs, personal representatives and permitted assigns.

15. ARBITRATION AGREEMENT. **All claims and disputes arising out of or relating to this Agreement (hereafter, "Dispute(s)") shall be resolved by binding arbitration on an individual basis. The arbitrator shall also decide any issues relating to the making, validity, enforcement, or scope of this arbitration agreement, arbitrability, defenses to arbitration including unconscionability, or the validity of the jury trial, class action or representative action waivers (collectively, "arbitrability" issues). YOU HEREBY WAIVE ANY CONSTITUTIONAL AND STATUTORY RIGHTS TO GO TO COURT AND HAVE A TRIAL IN FRONT OF A JURY. FURTHER, UNLESS YOU OPT OUT OF ARBITRATION, YOU ALSO AGREE TO WAIVE ANY RIGHT TO BRING OR PARTICIPATE IN A CLASS OR REPRESENTATIVE ACTION IN COURT OR IN ARBITRATION. The arbitrator shall have the authority to award any relief, including injunctive relief, which is available under applicable law. Each party shall bear the expense of its own counsel, experts, witnesses and preparation and presentation of proofs. However, the arbitrator may award you reasonable attorney's fees and costs if this is expressly authorized by applicable law. Upon request, we will pay a portion of the fees and expenses of the arbitrator and the administrative fees and expenses of the arbitration. The arbitrator shall issue a written award describing the essential findings supporting the award. All hearings in the arbitration shall take place within the federal judicial district where the Residence is located; the arbitrator's award shall be final and judgment on the arbitrator's award may be entered by the federal District Court. The arbitration shall be administered by JAMS pursuant to its Streamlined Arbitration Rules (the "Rules"). A copy of the JAMS Streamlined Arbitration Rules can be obtained from JAMS at https://www.jamsadr.com/rules-streamlined-arbitration or (800) 352-5267. The arbitrator shall be selected from the JAMS panel of neutrals and shall be a retired federal judge, a retired state appellate judge, or a retired state trial judge (in that order of preference). You agree that this agreement to arbitrate may be enforced by us or our affiliates, subsidiaries, or parents, and (g) each of their officers, directors, employees, and agents. This arbitration agreement is made pursuant to a transaction involving interstate commerce. The Federal Arbitration Act (9 U.S.C. §§1-16) (the "FAA") shall govern this agreement to arbitrate including all arbitrability issues. No state law respecting arbitrability issues shall govern this agreement to arbitrate. Subject to and without limiting the foregoing, federal law shall apply to all other issues that arise under federal law and applicable state law as set forth in Section 14 above shall apply to all other issues that arise under state law (without reference to a state's choice of law rules). YOU MAY OPT OUT OF ARBITRATION BY SENDING US WRITTEN NOTICE WITHIN 15 DAYS OF SIGNING THE AGREEMENT STATING THAT YOU WISH TO "OPT OUT OF THE AGREEMENT TO ARBITRATE DISPUTES." THE OPT-OUT NOTICE SHOULD BE SENT TO THE FOLLOWING ADDRESS: LOANPAL, 8781 Sierra College Blvd., Roseville, CA 95661. If you do not opt out, but any part or parts of your agreement to arbitrate are unenforceable then Loanpal and you agree that such specific part or parts shall be of no force or effect and shall be severed, but the remainder of this agreement to arbitrate shall continue in full force and effect. If, however, the entire agreement to arbitrate or your waiver of the right to participate in class, representative or to arbitrate injunctive relief claims is unenforceable then the agreement to arbitrate shall be of no force or effect.**

JUDICIAL REFERENCE FOR CALIFORNIA BORROWERS. IF THE RESIDENCE IS IN CALIFORNIA AND YOU OPT-OUT OF ARBITRATION, LOANPAL AND YOU AGREE THAT ANY DISPUTES WILL BE RESOLVED IN THE SUPERIOR COURT FOR THE COUNTY IN A GENERAL REFERENCE PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE ("CCP"), § 638(a). YOU ACKNOWLEDGE AND AGREE THAT IN A REFERENCE ACTION, ANY DISPUTE WILL BE HEARD BY A REFEREE AND NOT BY A SUPERIOR COURT JUDGE AND JURY AND HEREBY WAIVES HIS CONSTITUTIONAL AND STATUTORY RIGHTS TO HAVE A TRIAL IN FRONT OF A JUDGE AND JURY. The Referee shall be appointed pursuant to CCP § 640 in the absence of agreement on the selection. The Referee shall have the same qualifications as the arbitrator. Upon request, Loanpal will pay your portion of the fees and expenses of the Referee.

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IF THE RESIDENCE IS IN CALIFORNIA AND YOU DO NOT OPT-OUT OF ARBITRATION, YOU MAY SEEK PUBLIC INJUNCTIVE RELIEF IN ARBITRATION TO THE EXTENT PERMITTED BY APPLICABLE LAW. IF, HOWEVER, ARBITRATION IS UNENFORCEABLE, IN WHOLE OR IN PART, THEN LOANPAL AND YOU AGREE THAT SUCH DISPUTES WILL BE RESOLVED IN THE SUPERIOR COURT FOR THE COUNTY IN A GENERAL REFERENCE PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE ("CCP"), § 638(a). YOU ACKNOWLEDGE AND AGREE THAT IN A REFERENCE ACTION, ANY DISPUTE WILL BE HEARD BY A REFEREE AND NOT BY A SUPERIOR COURT JUDGE AND JURY AND HEREBY WAIVES HIS CONSTITUTIONAL AND STATUTORY RIGHTS TO HAVE A TRIAL IN FRONT OF A JUDGE AND JURY. The Referee shall be appointed pursuant to CCP § 640 in the absence of agreement on the selection. The Referee shall have the same qualifications as the arbitrator. Upon request, Loanpal will pay your portion of the fees and expenses of either the arbitrator or the Referee, as the case may be, any your portion of any administrative fee that the arbitrator, referee or JAMS may require.

Nothing in Section 15 shall prejudice the right of either party to: (a) seek and obtain such provisional relief or remedies as shall otherwise be available judicially pending appointment of the arbitrator or referee (b) bring their Dispute in small claims court on an individual basis, (c) exercise such self-help remedies as are authorized by law or contract, or (d) pursue judicial foreclosure as set forth in Section 9.

BY PLACING YOUR INITIALS BELOW THIS NOTICE YOU CERTIFY THAT YOU HAVE READ AND AGREE TO SECTION 15 IN ITS ENTIRETY.

Borrower's Initials: ____________ **Co-Borrower's Initials:** ____________

16. ECOA NOTICE. The Federal Equal Credit Opportunity Act prohibits creditors from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, marital status, or age (providing that the applicant has the capacity to enter into a binding contract); because all or part of the applicant's income derives from any public assistance program; or because the applicant has in good faith exercised any right under the Consumer Credit Protection Act. The Federal Agency that administers compliance with this law concerning this creditor is: The Federal Trade Commission, Consumer Response Center, Washington, DC 20580. Phone: 1-877-382-4357.

17. BUYER'S RIGHT TO CANCEL. YOU, THE BUYER, MAY CANCEL THIS TRANSACTION AT ANY TIME PRIOR TO MIDNIGHT OF THE THIRD BUSINESS DAY AFTER THE DATE OF THIS TRANSACTION. SEE THE ATTACHED NOTICE OF CANCELLATION FORM FOR AN EXPLANATION OF THIS RIGHT.

18. STATE-SPECIFIC DISCLOSURES.

ARIZONA BORROWERS ONLY: This instrument is based upon a home solicitation sale, which is subject to the provisions of title 44, chapter 15.1. This instrument is not negotiable.

NOTICE OF RIGHT TO FILE COMPLAINT

The owner of the property subject to this contract has a right to file a written complaint with the Arizona Registrar of Contractors for an alleged violation of Ariz. Rev. Stat. § 32-1154(A) within two (2) years of completion of the specific project subject to this contract. The Arizona Registrar of Contractors may be reached through its website: https://roc.az.gov/; or by telephone: (602) 542-1525.

Notice: You may request that the initial disclosures prescribed in the truth in lending act (15 United States Code §§ 1601 through 1666j) be provided in Spanish before signing any loan documents.
Aviso: Usted puede solicitar que las divulgaciones iniciales prescritas en la Ley de veracidad en los préstamos (Código 15 de los Estados Unidos de América, artículos 1601-1666j) se provean en español antes de firmar cualquier documento del préstamo.

CALIFORNIA BORROWERS ONLY: This loan is made pursuant to the California Finance Lenders Law, Cal. Fin. Code § 22000 et seq. FOR INFORMATION CONTACT THE DEPARTMENT OF BUSINESS OVERSIGHT, STATE OF CALIFORNIA.

DISTRICT OF COLUMBIA BORROWERS ONLY: Buyer's Right to Cancel – If this agreement was solicited at or near your residence and you do not want the goods or services, you may cancel this agreement by mailing a notice to the seller. The notice must say that you do not want the goods or services and it must be mailed before midnight of the third business day after you signed this agreement. The notice must be mailed to LOANPAL, 8781 Sierra College Blvd., Roseville, CA 95661.

FLORIDA BORROWERS ONLY: This is a home solicitation sale, and if you do not want the goods or services, you may cancel this agreement by providing written notice to the seller in person, by telegram, or by mail. This notice must indicate that you do not want the goods or services and must be delivered or postmarked before midnight of the third business day after you sign this agreement. If you cancel this agreement, the seller may not keep all or part of any cash down payment.

MASSACHUSETTS BORROWERS ONLY: You may cancel this agreement if it has been signed by a party thereto at a place other than an address of the seller, which may be his main office or branch thereof, provided you notify the seller in writing at his main office or branch by ordinary mail posted, by telegram sent or by delivery, not later than midnight of the third business day following the signing of this agreement. See the attached notice of cancellation form for an explanation of this right.

MARYLAND BORROWERS ONLY: This loan is made pursuant to the Credit Grantor Closed-end Credit Provisions of Title 12, Subtitle 10 of the Maryland Commercial Law Article (Md. Code Ann., Com. Law § 12-1001 et seq.).

NEW HAMPSHIRE BORROWERS ONLY: You or your attorney may file a complaint with the New Hampshire Bank Commissioner.

NEW JERSEY BORROWERS ONLY:

RECEIPT: LOANPAL - 8781 Sierra College Blvd., Roseville, CA 95661, Residential Solar/Storage System Loan Down Payment: $0
NOTICE TO RETAIL BUYER: YOU MAY RESCIND THIS SALE PROVIDED THAT YOU NOTIFY THE RETAIL SELLER OF YOUR INTENT TO DO SO BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTMARKED NOT LATER THAN 5 P.M. OF THE THIRD BUSINESS DAY FOLLOWING THE SALE. FAILURE TO EXERCISE THIS OPTION, HOWEVER, WILL NOT INTERFERE WITH ANY OTHER REMEDIES AGAINST THE RETAIL SELLER YOU MAY POSSESS. IF YOU WISH, YOU MAY USE THIS PAGE AS NOTIFICATION BY WRITING 'I HEREBY RESCIND' AND ADDING YOUR NAME AND ADDRESS. A DUPLICATE OF THIS RECEIPT IS PROVIDED BY THE RETAIL SELLER FOR YOUR RECORDS.

RHODE ISLAND BORROWERS ONLY: NOTICE OF CANCELLATION – You may cancel this transaction, without any penalty or obligation, within three (3) business days from the above date. If you cancel, your cancellation notice must state that you do not wish to be bound by the agreement and mailed by registered or certified mail not later than midnight three (3) days following the buyer's signing the agreement, excluding Sunday and any holiday on which regular mail deliveries are not made. All cancellations must be mailed to: LOANPAL, 8781 Sierra College Blvd., Roseville, CA 95661.

SOUTH CAROLINA BORROWERS ONLY: BUYER'S RIGHT TO CANCEL – If you decide you do not want the goods or services, you may cancel this agreement by mailing a notice to the seller. The notice must say that you do not want the goods or services and must be mailed before midnight of the third business day after you sign this agreement. The notice must be mailed to: LOANPAL, 8781 Sierra College Blvd., Roseville, CA 95661.

UTAH BORROWERS ONLY: BUYER'S RIGHT TO CANCEL – If this agreement was solicited at your residence or place of employment and you do not want the goods or services, you may cancel this agreement by mailing a notice to the seller. The notice must say that you do not want the goods or services and must be mailed before midnight on the third business day after you sign this agreement. The notice must be mailed to: LOANPAL, 8781 Sierra College Blvd., Roseville, CA 95661.

VIRGINIA BORROWERS ONLY: BUYER'S RIGHT TO CANCEL – If this agreement was solicited at a residence and you do not want the goods or services, you, the buyer, may cancel this transaction at any time prior to midnight of the third business day after the date of this transaction. See the attached notice of cancellation form for an explanation of this right.

ARIZONA AND RHODE ISLAND BORROWERS ONLY: NOTICE TO BUYER

(1) Do not sign this agreement if any of the spaces intended for the agreed terms of the extent of then available information are left blank.
(2) You are entitled to a copy of this agreement at the time you sign it.
(3) You may at any time pay off the full unpaid balance due under this agreement, and in so doing you may be entitled to receive a partial rebate of the finance and insurance charges.
(4) The seller has no right to enter unlawfully your premises or commit any breach of the peace to repossess goods purchased under this agreement.
(5) You may cancel this agreement if it has not been signed at the main office or a branch office of the seller, provided you notify the seller at his main office or branch office shown in the agreement by registered or certified mail, which shall be posted not later than midnight of the third calendar day after the day on which the buyer signs the agreement, excluding Sunday and any holiday on which regular mail deliveries are not made. See the attached notice of cancellation form for an explanation of buyer's rights.

By signing below I/we confirm that I/we have read and agree to the terms in the Home/Solar Loan Agreement:

Borrower: ______________________ Co-Borrower: ______________________

Loanpal: *Matt Dawson*
Matt Dawson, COO

EXHIBIT A: EXAMPLE OF LOAN CLOSING CERTIFICATE

Loan Closing Certificate

Borrower:
Co-Borrower:
Email:
Phone:
Home Solar/Storage Loan Agreement Number:

Residence Address:

Effective Date:

LOAN SUMMARY				
[ ]	[ ]	[ ]	[ ]	[$]
LOAN START DATE	FIRST PAYMENT DATE	RECURRING PAYMENT DAY	MATURITY DATE	TOTAL LOAN AMOUNT

SUMMARY OF LOAN TERMS AND PAYMENTS						
[10/20 YEARS]	[$]	[$]	[%]	[$]	[Date]	[$]
LOAN TERM	TOTAL LOAN AMOUNT	INITIAL MONTHLY PAYMENT	FIXED INTEREST RATE	TARGET BALANCE	TARGET BALANCE DATE	ADJUSTED MONTHLY PAYMENT*

* Adjusted monthly payment assumes that no prepayment was made and the Target Balance was not met by the Target Balance Date

SOLAR/STORAGE SYSTEM DESCRIPTION

Installation Contractor:

*Home Improvement Agreement Number:

* Purchased Goods under this Home Solar/Storage Loan Agreement will be detailed in your Home Improvement Agreement

PAYMENT TERMS

Term:	[120/240] Months	Target Balance Date:	[ ]
Interest Rate:	[ ]	Target Balance Amount:	[ ]
Initial Monthly Payment:	[ ]	Adjusted Monthly Payment:	[ ]

LOAN SUMMARY

Loan Start Date:	[ ]	Maturity Date:	[ ]
First Payment Date:	[ ]	Total Loan Amount:	[ ]
Recurring Payment Day:	[ ]		

COSIGNER DISCLOSURES

FOR ARIZONA BORROWERS ONLY: ARIZONA MARITAL COMMUNITY JOINDER. As the spouse of the guarantor, I join in the signing of this Guarantee solely for the purpose of binding and consenting to the commitment of the marital community property of the guarantor and me, in accordance with Arizona Revised Statutes Section 25-214 or other applicable law.

FOR NEW YORK AND SOUTH CAROLINA RESIDENTS ONLY:

NOTICE

You agree to pay the debt identified below although you may not personally receive any property, services, or money. You may be sued for payment although the person who receives the property, services, or money is able to pay. You should know that the Total of Payments listed below does not include finance charges resulting from delinquency, late charges, repossession or foreclosure costs, court costs or attorney's fees, or other charges that may be stated in the note or contract. You will also have to pay some or all of these costs and charges if the note or contract, the payment of which you are guaranteeing, requires the borrower to pay such costs and charges. If this debt is ever in default, that fact may become a part of your credit record. This notice is not the note, contract, or other writing that obligates you to pay the debt. Read that writing for the exact terms of your obligation.

IDENTIFICATION OF DEBT(S) YOU MAY HAVE TO PAY

____

LOANPAL AND OR ITS ASSIGNEE

____

HOME SOLAR/STORAGE LOAN AGREEMENT $ ____________________

I have been given a completed copy of this notice and of each writing that obligates me or the Debtor on this debt.

____

(Date) (Signed)

COSIGNER DISCLOSURE

FOR CALIFORNIA BORROWERS ONLY:

LOANPAL

HOME SOLAR/STORAGE LOAN AGREEMENT NUMBER:

NOTICE TO COSIGNER
(Traducción en Inglés Se Requiere Por La Ley)

You are being asked to guarantee this debt. Think carefully before you do. If the borrower doesn't pay the debt, you will have to. Be sure you can afford to pay if you have to, and that you want to accept this responsibility.

You may have to pay up to the full amount of the debt if the borrower does not pay. You may also have to pay late fees or collection costs, which increase this amount.

The creditor can collect this debt from you without first trying to collect from the borrower. The creditor can use the same collection methods against you that can be used against the borrower, such as suing you, garnishing your wages, etc. If this debt is ever in default, that fact may become a part of *your* credit record.

This notice is not the contract that makes you liable for the debt.

AVISO PARA EL FIADOR
(Spanish Translation Required By Law)

Se le está pidiendo que garantice esta deuda. Piénselo con cuidado antes de ponerse de acuerdo. Si la persona que ha pedido este préstamo no paga la deuda, usted tendrá que pagarla. Esté seguro de que usted podrá pagar si sea obligado a pagarla y de que usted desea aceptar la responsabilidad.

Si la persona que ha pedido el préstamo no paga la deuda, es posible que usted tenga que pagar la suma total de la deuda, más los cargos por tardarse en el pago o el costo de cobranza, lo cual aumenta el total de esta suma.

El acreedor (financiero) puede cobrarle a usted sin, primeramente, tratar de cobrarle al deudor. Los mismos métodos de cobranza que pueden usarse contra el deudor, podrán usarse contra usted, tales como presentar una demanda en corte, quitar parte de su sueldo, etc. Si alguna vez no se cumpla con la obligación de pagar esta deuda, se puede incluir esa información en la historia de crédito de usted.

Este aviso no es el contrato mismo en que se le echa a usted la responsabilidad de la deuda.
I acknowledge receipt of this notice.

Borrower/Prestatario	**Date/Fecha**	**Co-Borrower/Aval**	**Date/Fecha**

FOR ALL BORROWERS:

NOTICE OF CANCELLATION

YOU MAY CANCEL THIS TRANSACTION, WITHOUT ANY PENALTY OR OBLIGATION, WITHIN THREE BUSINESS DAYS FROM THE ABOVE DATE.

IF YOU CANCEL, ANY PROPERTY TRADED IN, ANY PAYMENT MADE BY YOU UNDER THE CONTRACT OR SALE, AND ANY NEGOTIABLE INSTRUMENT EXECUTED BY YOU WILL BE RETURNED WITHIN TEN BUSINESS DAYS FOLLOWING RECEIPT BY THE SELLER OF YOUR CANCELLATION NOTICE, AND ANY SECURITY INTEREST ARISING OUT OF THE TRANSACTION WILL BE CANCELLED.

IF YOU CANCEL YOU MUST MAKE AVAILABLE TO THE SELLER AT YOUR RESIDENCE, IN SUBSTANTIALLY AS GOOD CONDITION AS WHEN RECEIVED ANY GOODS DELIVERED TO YOU UNDER THIS CONTRACT OR SALE; OR YOU MAY, IF YOU WISH, COMPLY WITH THE INSTRUCTIONS OF THE SELLER REGARDING THE RETURN SHIPMENT OF THE GOODS AT THE SELLER'S EXPENSE AND RISK.

IF YOU DO MAKE THE GOODS AVAILABLE TO THE SELLER AND THE SELLER DOES NOT PICK THEM UP WITHIN TWENTY DAYS OF THE DATE OF YOUR NOTICE OF CANCELLATION, YOU MAY RETAIN OR DISPOSE OF THE GOODS WITHOUT ANY FURTHER OBLIGATION. IF YOU FAIL TO MAKE THE GOODS AVAILABLE TO THE SELLER, OR IF YOU AGREE TO RETURN THE GOODS TO THE SELLER AND FAIL TO DO SO, THEN YOU REMAIN LIABLE FOR PERFORMANCE OF ALL OBLIGATIONS UNDER THE CONTRACT.

TO CANCEL THIS TRANSACTION, MAIL OR DELIVER A SIGNED AND DATED COPY OF THIS CANCELLATION NOTICE OR ANY OTHER WRITTEN NOTICE, OR SEND A TELEGRAM TO LOANPAL, AT 8781 SIERRA COLLEGE BLVD., ROSEVILLE, CA 95746 NOT LATER THAN MIDNIGHT OF .

I HEREBY CANCEL THIS TRANSACTION.

________________ ________________________________

Date Borrower

PRIVACY POLICY AND INFORMATION SHARING NOTICE

Privacy Policy: We take our responsibility to protect the privacy and confidentiality of customer information seriously. We maintain safeguards that comply with federal standards to secure and protect your information. This policy applies to consumers who are current or former customers of Loanpal *(DBA Paramount Equity Mortgage, LLC)*. We gather information from your application, when you make a payment, consumer credit reporting agencies, public sources, and other data sources. We may only disclose this data as permitted by law. We may provide your information without your consent to regulatory or law enforcement agencies as permitted by law.

Information Sharing and Opt-Out: Financial companies choose how they share your personal information. Federal law gives you the right to limit some, but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do. For additional information visit: http://www.paramountequity.com/privacy.

The types of personal information we collect and share include, but aren't limited to:

- Account Balances and Payment History
- Bank Account Information
- Social Security Number and Income
- Credit History and Scores
- Address
- Phone Numbers

All financial companies need to share customers' personal information to conduct their everyday business. In the section below, we list the reasons companies can share their customers' information; the reason we share this information; and whether you can limit this sharing. Should you wish to opt-out of the sharing of your information, or if you have any questions please call (877) 290-9991.

Reasons we share your information	Do we share this information?	Can you limit this sharing?
For our everyday business purposes such as to process your transactions, maintain your account, respond to court orders and legal investigations, or report to the credit bureaus	YES	NO
For our own marketing purposes to offer products and services to you	YES	NO
For joint marketing with other financial companies – to offer other services to you	YES	NO
For our affiliates everyday business purposes – information about your transactions and experiences	YES	NO
For our affiliates everyday business purposes – information about your creditworthiness	YES	YES
For our affiliates to market to you	YES	YES
For non-affiliates to market to you	YES	YES

How does Loanpal protect my personal information? To protect your information from unauthorized access and use, we use security measures that comply with federal law. These include computer safeguards and secured files and buildings.

How does Loanpal collect my personal information? When you apply for a loan or make a payment. We also collect information from other data providers such as credit bureaus.

Why can't I limit all sharing? Federal law gives you the right to limit only:
- Sharing for affiliates' business purposes – info about your creditworthiness
- Affiliates from using your information to market to you
- Sharing with non- affiliates to market to you

Affiliates Companies related by common ownership

Non-Affiliates Companies not related by ownership or control. Non-affiliates we can share with include other financial services companies or non-financial services companies.

Joint Marketing A formal agreement between non-affiliated companies to market to you.

EXPRESS WRITTEN CONSENT TO COMMUNICATE OR CALL VIA CELL PHONE OR OTHER MEANS

We take your privacy seriously. By signing this document, you are providing express written consent for Loanpal (DBA Paramount Equity Mortgage, LLC) or companies working on our behalf to call you (including through automated means: e.g. autodialing, text, and pre-recorded messaging) via telephone, mobile device or cell phone (including SMS and MMS) and/or via email, even if your telephone number is currently listed on any state, federal, or national Do-Not-Call (DNC) list.

Consent is not required to conduct business with Loanpal and this consent can be withdrawn at any time by calling (877) 290-9991 or requesting by mail at Loanpal: 8781 Sierra College Blvd, Roseville, CA 95661. If you withdraw your consent you will be put on Loanpal's internal Do-Not-Call list.

For NV residents only: We are providing this notice under state law. You may be placed on our internal Do-Not-Call list by calling (877) 290-9991. Nevada asks us to provide their contact information. Office Bureau of Consumer Protection, Office of the Nevada Attorney General, 555 E. Washington St. Suite 3900, Las Vegas, NV 89101. Phone: (702) 486-3132; Email: bcinfo@ag.state.nv.us.

For CA residents only: Under CA law we will not share information we collect about you with companies outside of Loanpal (DBA Paramount Equity Mortgage, LLC) unless the law allows.

______________________________ ______________________________

Borrower **Date** **Co-Borrower** **Date**

AUTOMATIC PAYMENT AUTHORIZATION

You authorize Paramount Equity Mortgage, LLC d/b/a Loanpal ("Loanpal") (which includes, for the purposes of this Automatic Payment Authorization, Loanpal's agents, service providers, and successors or assigns) (collectively, "we," "our," or "us") to initiate charges or electronic debits, as applicable, to the bank account described below, or to any updated bank account that you subsequently supply to us (your "Account"), for the amounts specified in the Solar/Storage System Loan Agreement, on or after the Payment Due Dates specified in the Solar/Storage System Loan Agreement. You certify that you are the owner or joint owner of your Account.

BANK/CREDIT UNION ACCOUNT INFORMATION

Account Number	Routing/ABA Number
Bank/Credit Union Name	

Account Type:

Example Check:


NAME
ADDRESS
CITY, STATE ZIP
0123
01-2345/6789
DATE
PAY TO THE ORDER OF
$
DOLLARS
BANK NAME
ADDRESS
CITY, STATE ZIP
FOR

Routing/ABA Number Account Number

You agree that we may reinitiate any charge or electronic debit to your Account that is unsuccessful and that we may initiate a charge, credit or debit, as applicable, to your Account to correct any error we may make in seeking a payment.

You understand that you may terminate this Automatic Payment Authorization at any time by either (1) immediately paying the remaining balance due, or (2) sending written notice to us at the address below. It may take three business days for the change to take effect. You must set up other payment arrangements for any remaining payments due. Cancelling this authorization does not terminate or relieve you of your payment obligations under the Terms and Conditions. Written notices must be sent to **Loanpal, 8781 Sierra College Blvd, Roseville, CA 95661**.

PLEASE KEEP A COPY OF THIS AUTHORIZATION FOR YOUR RECORDS.

Borrower **Date**

EXHIBIT A

FORM OF PRICING SPECIFICATION

PRICING SPECIFICATIONS	
Effective Date:	December 1, 2018
Issued by:	PARAMOUNT EQUITY MORTGAGE, LLC DBA LOANPAL ("LOANPAL")

Product	Loan Term	Applicable Consumer APR (%):	Applicable Program Fee (%):	Minimum Loan Amount ($):
A	10 Year	2.99%	17.25%	$5,001
B	10 Year	3.49%	15.99%	$5,001
C	10 Year	3.99%	14.50%	$5,001
D	10 Year	4.99%	11.75%	$5,001
E	12 Year	2.99%	18.75%	$5,001
F	12 Year	3.49%	17.25%	$5,001
G	12 Year	3.99%	15.75%	$5,001
H	12 Year	4.49%	13.99%	$5,001
I	15 Year	3.49%	18.50%	$5,001
J	15 Year	3.99%	16.99%	$5,001
K	15 Year	4.49%	15.25%	$5,001
L	15 Year	4.99%	13.50%	$5,001
M	20 Year	3.99%	18.50%	$5,001
N	20 Year	4.49%	16.50%	$5,001
O	20 Year	4.99%	14.75%	$5,001
P	20 Year	5.99%	10.75%	$5,001

*Maximum Loan Amount equal to: $100,000 for FICO >= 700; $50,000 for FICO < 700

Timing and Dates for Implementation of New Pricing Specifications:

- All new loan applications and loan approvals dated on or after December 1st, 2018 will reflect the above pricing specifications.
- All current loan approvals and any loan approval granted by Loanpal up to and including Nov 30th, 2018 will continue to have current pricing as long as the loan documents are signed and completed by all borrowers and the solar system cost is verified in the Loanpal platform by December 31st, 2018 and the system is installed by Feb 28th, 2018.

For further clarity:

- Any loan, regardless of loan application or approval date, that does not have loan documents completed by all borrowers and the solar system cost is verified in the Loanpal platform on the loan by December 31st, 2018 will reflect the above pricing specifications.
- Any loan, regardless of loan application, approval date, or loan signing date, that does not have the system installed by Feb 28th, 2018 will reflect the above pricing specifications.

Loanpal:
Paramount Equity Mortgage, LLC, dba Loanpal,
A California Limited Liability Company

By: DocuSigned by: Matt Dawson

Name: Matt Dawson

Title: COO

Installer:
Solarmax Renewable Energy Provider, Inc.
A California Corporation

By: DocuSigned by: Bob Aguilar

Name: Bob Aguilar

Title: Sr Vice President